Exhibit 1.1

Company No. 3888792

MEMORANDUM

(As altered by Written Resolutions
passed on 19 May 2000 and 4 July 2000)

AND

ARTICLES OF ASSOCIATION

(As adopted by Written Resolution passed on 4 July 2000
and amended by Special Resolutions passed on 21 May 2001,
20 May 2002, 19 May 2003, 17 May 2004, 25 May 2005, 17 May 2006
and 23rd May 2007)

OF

GlaxoSmithKline plc

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Company No. 3888792

The Companies Acts 1948 to 1985

COMPANY LIMITED BY SHARES

SPECIAL RESOLUTIONS

GlaxoSmithKline plc

Passed: 21st May 2001

At the FIRST ANNUAL GENERAL MEETING of the Company held on Monday, 21ST May 2001, the following resolutions were duly passed as a SPECIAL RESOLUTIONS:-

20	Authority to allot ordinary shares

THAT the Directors be and they are hereby generally and unconditionally authorised in substitution for all subsisting authorities to exercise all powers of the company to allot relevant securities (within the meaning of Section 80 of the Act) up to an aggregate nominal amount of £519 million, which authority shall expire at the end of Annual General Meeting of the company in 2006 or, if earlier, on 20th May 2006 (unless previously revoked or varied by the company in general meeting) provided that this authority shall be without prejudice to any allotments of relevant securities made prior to the date of the company’s first Annual General Meeting pursuant to the authority conferred by the shareholders of the company on 19th May 2000.

21	Disapplication of pre-emption rights

THAT the Directors be and are hereby empowered pursuant to Section 95 of the Act to allot equity securities (within the meaning of the Act) pursuant to the authority conferred by Resolution 20 above as if Section 89(1) of the Act did not apply to any such allotment, provided that this power shall be limited to the allotment, other than allotments in connection with a rights issue (as defined in Article 12.5 of the company’s Articles of Association), of equity securities up to an aggregate nominal amount of £77 million and shall expire at the end of the next Annual General Meeting of the company or, if earlier, on 20th August 2002.

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22	Purchase of own shares by the company

THAT the company be and is hereby generally and unconditionally authorised for the purposes of Section 166 of the Act to make market purchases (within the meaning of Section 163 of the Act) of its own Ordinary Shares of 25p each provided that:

	(a)	the maximum number of Ordinary Shares hereby authorised to be purchased is 623 million;

	(b)	the minimum price which may be paid for each Ordinary Share is 25p;

	(c)	the maximum price which may be paid for each Ordinary Share is an amount equal to 105 per cent of the average of the middle market quotations for the company’s Ordinary Shares as derived from the London Stock Exchange Daily Official List for the five business days immediately preceding the day on which the Ordinary Shares are contracted to be purchased; and

	(d)	the authority conferred by this resolution shall, unless renewed prior to such time, expire at the end of the next Annual General Meeting of the company to be held in 2002 or, if earlier, on 20th November 2002 (provided that the company may enter into a contract for the purchase of Ordinary Shares before the expiry of this authority which would or might be completed wholly or partly after such expiry).

Simon Bicknell Company Secretary

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Company No. 3888792

The Companies Acts 1948 to 1985

COMPANY LIMITED BY SHARES

SPECIAL RESOLUTIONS

GlaxoSmithKline plc

Passed: 20th May 2002

At the SECOND ANNUAL GENERAL MEETING of the Company held on Monday, 20th May 2002, the following resolutions were duly passed as a SPECIAL RESOLUTIONS:-

7	Disapplication of pre-emption rights

THAT for the purposes of Article 12 of the Company's Articles of Association the Directors be and are hereby empowered pursuant to section 95 of the Act to allot equity securities (within the meaning of the Act) pursuant to the authority conferred by Resolution 20 passed at the Annual General Meeting held on 21st May 2001, as if section 89(1) of the Act did not apply to any such allotment, provided that this power shall be limited

(a) to the allotment of equity securities in connection with a rights issue (as defined in Article 12.5 of the Company’s Articles of Association);

(b) to the allotment (otherwise than pursuant to sub paragraph (a) above) of equity securities up to an aggregate normal amount of £77million,

and shall expire at the end of the next Annual General Meeting of the Company to be held in 2003 or, if earlier, on 19th November 2003.

8	Purchase of own shares by the Company

THAT the Company be and is hereby generally and unconditionally authorised for the purposes of section 166 of the Act to make market purchases (within the meaning of section 163 of the Act) of its own Ordinary Shares of 25p each provided that:

(a) the maximum number of Ordinary Shares hereby authorised to be purchased is 617 million;

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(b)	the minimum price which may be paid for each Ordinary Share is 25p;

(c)	the maximum price which may be paid for each Ordinary Share is an amount equal to 105% of the average of the middle market quotations for the Company’s Ordinary Shares as derived from the London Stock Exchange Daily Official List for the five business days immediately preceding the day on which the Ordinary Share is contracted to be purchased; and

(d)	the authority conferred by this resolution shall, unless renewed prior to such time, expire at the end of the next Annual General Meeting of the Company to be held in 2003 or, if earlier, on 19th November 2003 (provided that the Company may enter into a contract for the purchase of Ordinary Shares before the expiry of this authority which would or might be completed wholly or partly after such expiry).

Simon Bicknell Company Secretary

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Company No. 3888792

The Companies Acts 1948 to 1985

COMPANY LIMITED BY SHARES

SPECIAL RESOLUTIONS

GlaxoSmithKline plc

Passed: 19th May 2003

At the THIRD ANNUAL GENERAL MEETING of the Company held on Monday, 19th May 2003, the following resolutions were duly passed as a SPECIAL RESOLUTIONS:-

16	Disapplication of pre-emption rights

THAT for the purposes of Article 12 of the company’s Articles of Association the Directors be and are hereby empowered pursuant to section 95 of the Act to allot equity securities (within the meaning of the Act) pursuant to the authority conferred by Resolution 20 passed at the Annual General Meeting held on 21st May 2001, as if section 89(1) of the Act did not apply to such allotment, provided that this power shall be limited:

(a)	to the allotment of equity securities in connection with a rights issue (as defined in Article 12.5 of the company’s Articles of Association); and

(b)	to the allotment (otherwise than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal amount of £75 million, and shall expire at the end of the next Annual General Meeting of the company to be held in 2004 or, if earlier, on 18th November 2004.

17	Purchase of own shares by the company

THAT the company be and is hereby generally and unconditionally authorised for the purposes of section 166 of the Act to make market purchases (within the meaning of section 163 of the Act) of its own Ordinary Shares of 25p each provided that:

(a)	the maximum number of Ordinary Shares hereby authorised to be purchased is 600 million;

(b)	the minimum price which may be paid for each Ordinary Share is 25p;

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(c)	the maximum price which may be paid for each Ordinary Share is an amount equal to 105% of the average of the middle market quotations for the company’s Ordinary Shares as derived from the London Stock Exchange Daily Official List for the five business days immediately preceding the day on which the Ordinary Share is contracted to be purchased; and

(d)	the authority conferred by this resolution shall, unless renewed prior to such time, expire at the end of the next Annual General Meeting of the company to be held in 2004 or, if earlier, on 18th November 2004 (provided that the company may enter into a contract for the purchase of Ordinary Shares before the expiry of this authority which would or might be completed wholly or partly after such expiry).

Simon Bicknell Company Secretary

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Company No. 3888792

The Companies Acts 1948 to 1985

COMPANY LIMITED BY SHARES

SPECIAL RESOLUTIONS

GlaxoSmithKline plc

Passed: 17th May 2004

At the FOURTH ANNUAL GENERAL MEETING of the Company held on Monday, 17th May 2004, the following resolutions were duly passed as a SPECIAL RESOLUTIONS:-

11	Disapplication of pre-emption rights (Special resolution)

THAT for the purposes of Article 12 of the company’s Articles of Association the Directors be and are hereby empowered pursuant to section 95 of the Act to allot equity securities (within the meaning of section 94 of the Act) for cash pursuant to the authority conferred by Resolution 20 passed at the Annual General Meeting held on 21st May 2001 which expires at the end of the company's Annual General Meeting in 2006 or, if earlier, on 20th May 2006, and / or where such allotment constitutes an allotment of equity securities by virtue of section 94(3A) of the Act as if section 89 (1) of the Act did not apply to such allotment, provided that this power shall be limited:

(a) to the allotment of equity securities in connection with a rights issue (as defined in Article 12.5 of the company’s Articles of Association) provided that an offer of equity securities pursuant to any such rights issue need not be open to any shareholder holding ordinary shares as treasury shares; and

(b) to the allotment (otherwise than pursuant to subparagraph (a) above) of equity securities up to an aggregate nominal amount of £74,330,954,

and shall expire at the end of the next Annual General Meeting of the company to be held in 2005 or, if earlier, on 16th November 2005.

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12	Purchase of own shares by the company (Special resolution)

THAT the company be and is hereby generally and unconditionally authorised for the purposes of section 166 of the Act to make market purchases (within the meaning of section 163 of the Act) of its own Ordinary Shares of 25p each provided that:

	(a)	the maximum number of Ordinary Shares hereby authorised to be purchased is 594,647,632;

	(b)	the minimum price which may be paid for each Ordinary Share is 25p;

	(c)	the maximum price which may be paid for each Ordinary Share is an amount equal to 105% of the average of the middle market quotations for the company’s Ordinary Shares as derived from the London Stock Exchange Daily Official List for the five business days immediately preceding the day on which the Ordinary Share is contracted to be purchased; and

	(d)	the authority conferred by this resolution shall, unless renewed prior to such time, expire at the end of the next Annual General Meeting of the company to be held in 2005 or, if earlier, on 16th November 2005 (provided that the company may enter into a contract for the purchase of Ordinary Shares before the expiry of this authority which would or might be completed wholly or partly after such expiry).

Simon Bicknell Company Secretary

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Company No. 3888792

The Companies Acts 1948 to 1985

COMPANY LIMITED BY SHARES

SPECIAL RESOLUTIONS

GlaxoSmithKline plc

Passed: 25th May 2005

At the FIFTH ANNUAL GENERAL MEETING of the Company held on Wednesday, 25th May 2005, the following resolutions were duly passed as a SPECIAL RESOLUTIONS:-

13	Disapplication of pre-emption rights (Special resolution)

THAT for the purposes of Article 12 of the company’s Articles of Association the Directors be and are hereby empowered pursuant to section 95 of the Act to allot equity securities (within the meaning of section 94 of the Act) for cash pursuant to the authority conferred by Resolution 20 passed at the Annual General Meeting held on 21st May 001 which expires at the end of the company's Annual General Meeting n 2006 or, if earlier, on 20th May 2006, and / or where such allotment constitutes an allotment of equity securities by virtue of section 94(3A) of the Act as if section 89(1) of the Act did not apply to such allotment, provided that this power shall be limited:

(a) to the allotment of equity securities in connection with a rights issue (as defined in Article 12.5 of the company’s Articles of Association) provided that an offer of equity securities pursuant to any such rights issue need not be open to any shareholder holding ordinary shares as treasury shares; and

(b) to the allotment (otherwise than pursuant to subparagraph (a)above) of equity securities up to an aggregate nominal amount of £73,301,955,

and shall expire at the end of the next Annual General Meeting of the company to be held in 2006 or, if earlier, on 24th November 2006.

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14	Purchase of own shares by the company (Special resolution)

THAT the company be and is hereby generally and unconditionally authorised for the purposes of section 166 of the Act to make market purchases (within the meaning of section 163 of the Act) of its own Ordinary Shares of 25p each provided that:

(a) the maximum number of Ordinary Shares hereby authorised to be purchased is 586,415,642;

(b) the minimum price which may be paid for each Ordinary Share is 25p;

(c) the maximum price which may be paid for each Ordinary Share is an amount equal to 105% of the average of the middle market quotations for the company’s Ordinary Shares as derived from the London Stock Exchange Daily Official List for the five business days immediately preceding the day on which the Ordinary Share is contracted to be purchased; and

(d) the authority conferred by this resolution shall, unless renewed prior to such time, expire at the end of the next Annual General Meeting of the company to be held in 2006 or, if earlier, on 24th November 2006 (provided that the company may enter into a contract for the purchase of Ordinary Shares before the expiry of this authority which would or might be completed wholly or partly after such expiry).

15	Insertion of new Article 48A into the Articles of Association (Special resolution)

THAT the Articles of Association of the company be amended by inserting a new Article 48A as follows:

“48A. Resolutions of members at Annual General Meetings

48A.1 If, on or before, 31st January in any year any members shall, in accordance with section 376 of the Act, require the Company, in relation to the Annual General Meeting to be held in that year, to give notice of a resolution which may properly be moved or to circulate a statement in acceptable form, the company shall circulate that resolution or statement with the notice of the Annual General Meeting without cost to the requisitionists.

48A.2 If any requisition is made in accordance with section 376 of the Act after 31st January in any year and prior to the annual general meeting to be held in that year, the Company shall require that the requisitionists deposit or tender a sum sufficient to meet the Company’s reasonable expenses in complying with such requisition.”

16	Deletion of Article 154.2 of the Articles of Association (Special resolution)

THAT the Articles of Association of the company be amended by the deletion of Article 154.2 and the consequential re-numbering of Article 154.3 as Article 154.2.

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17	Amendment to Article 81 of the Articles of Association (Special resolution)

THAT the Articles of Association of the company be amended by amending Article 81 so that it reads as follows:

“A proxy or an Appointed Proxy may speak at a meeting.”

Simon Bicknell
Company Secretary

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Company No. 3888792

The Companies Acts 1948 to 1985

COMPANY LIMITED BY SHARES

SPECIAL BUSINESS

GlaxoSmithKline plc

Passed: 17 May 2006

At the SIXTH ANNUAL GENERAL MEETING of the Company held on Wednesday 17 May 2006, the following resolutions were duly passed as SPECIAL BUSINESS:-

10	Donations to EU Political Organisations & EU Political Expenditure

THAT, in accordance with section 347C of the Companies Act 1985 (the “Act”) the Company is authorised:-

(a) to make donations to EU political organisations, as defined in Section 347A of the Act, not exceeding £50,000 in total; and

(b) to incur EU political expenditure, as defined in section 347A of the Act, not exceeding £50,000 in total,

during the period beginning with the date of passing this resolution and ending at the end of the next Annual General Meeting of the Company to be held in 2007 or, if earlier, on 16th November 2007.

11	Authority to Allot Shares

THAT the Directors be and are hereby generally and unconditionally authorised, in substitution for all subsisting authorities, to exercise all powers of the Company to allot relevant securities (within the meaning of Section 80 of the Act) up to an aggregate nominal amount of £485,201,557 which authority shall expire at the end of the Company’s Annual General Meeting to be held in 2007 or, if earlier, on 16th November 2007 (unless previously revoked or varied by the Company in general meeting) save that the Company may, before such expiry, make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred hereby had not expired.

12	Disapplication of pre-emption rights (Special resolution)

THAT for the purposes of Article 12 of the Company’s Articles of Association the Directors be and are hereby empowered pursuant to section 95 of the Act to allot equity securities (within the meaning of section 94 of the Act) for cash pursuant to the authority conferred on the Directors by Resolution 11 and / or where such allotment constitutes an allotment of equity securities by virtue of section 94(3A) of the Act as if section 89(1) of the Act did not apply to such allotment, provided that this power shall be limited:

(a) to the allotment of equity securities in connection with a rights issue (as defined in Article 12.5 of the Company’s Articles of Association) provided that an offer of equity securities pursuant to any such rights issue need not be open to any shareholder holding Ordinary Shares as treasury shares; and

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	(b)	to the allotment (otherwise than pursuant to subparagraph (a) above) of equity securities up to an aggregate nominal amount of £72,780,233,

and shall expire at the end of the next Annual General Meeting of the Company to be held in 2007 or, if earlier, on 16th November 2007, save that the Company may before such expiry make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred hereby had not expired.

13	Purchase of own shares by the Company (Special resolution)

THAT the Company be and is hereby generally and unconditionally authorised for the purposes of section 166 of the Act to make market purchases (within the meaning of section 163 of the Act) of its own Ordinary Shares of 25p each provided that:

	(a)	the maximum number of Ordinary Shares hereby authorised to be purchased is 582,241,869;

	(b)	the minimum price which may be paid for each Ordinary Share is 25p;

	(c)	the maximum price which may be paid for each Ordinary Share is an amount equal to 105% of the average of the middle market quotations for the Company’s Ordinary Shares as derived from the London Stock Exchange Daily Official List for the five business days immediately preceding the day on which the Ordinary Share is contracted to be purchased; and

	(d)	the authority conferred by this resolution shall, unless renewed prior to such time, expire at the end of the next Annual General Meeting of the Company to be held in 2007 or, if earlier, on 16th November 2007 (provided that the Company may enter into a contract for the purchase of Ordinary Shares before the expiry of this authority which would or might be completed wholly or partly after such expiry).

Victoria Whyte
Deputy Company Secretary

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Company No. 3888792

The Companies Acts 1948 to 2006

COMPANY LIMITED BY SHARES

SPECIAL RESOLUTIONS

GlaxoSmithKline plc

Passed: 23 May 2007

At the SEVENTH ANNUAL GENERAL MEETING of the Company held on Wednesday 23 May 2007, the following resolutions were duly passed as SPECIAL BUSINESS:-

12	Authority to allot shares

THAT the Directors be and are hereby generally and unconditionally authorised, in substitution for all subsisting authorities, to exercise all powers of the company to allot relevant securities (within the meaning of Section 80 of the Act) up to an aggregate nominal amount of £479,400,814 which authority shall expire at the end of the company’s Annual General Meeting to be held in 2008 or, if earlier, on 22nd November 2008 (unless previously revoked or varied by the company in general meeting) save that the company may, before such expiry, make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred hereby had not expired.

13	Disapplication of pre-emption rights (Special resolution)

THAT for the purposes of Article 12 of the Company’s Articles of Association the Directors be and are hereby empowered pursuant to section 95 of the Act to allot equity securities (within the meaning of section 94 of the Act) for cash pursuant to the authority conferred on the Directors by Resolution 12 and / or where such allotment constitutes an allotment of equity securities by virtue of section 94(3A) of the Act as if section 89(1) of the Act did not apply to such allotment, provided that this power shall be limited:

(a) to the allotment of equity securities in connection with a rights issue (as defined in Article 12.5 of the Company’s Articles of Association) provided that an offer of equity securities pursuant to any such rights issue need not be open to any shareholder holding Ordinary Shares as treasury shares; and

(b) to the allotment (otherwise than pursuant to subparagraph (a) above) of equity securities up to an aggregate nominal amount of £71,910,122,

and shall expire at the end of the next Annual General Meeting of the Company to be held in 2008 or, if earlier, on 22nd November 2008, save that the Company may before such expiry make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred hereby had not expired.

14	Purchase of own shares by the Company (Special resolution)

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THAT the Company be and is hereby generally and unconditionally authorised for the purposes of section 166 of the Act to make market purchases (within the meaning of section 163 of the Act) of its own Ordinary Shares of 25p each provided that:

(a)	the maximum number of Ordinary Shares hereby authorised to be purchased is 575,280,977;

(b)	the minimum price which may be paid for each Ordinary Share is 25p;

(c)	the maximum price which may be paid for each Ordinary Share shall be the higher of (i) an amount equal to 105% of the average of the middle market quotations for the Company’s Ordinary Shares as derived from the London Stock Exchange Daily Official List for the five business days immediately preceding the day on which the Ordinary Share is contracted to be purchased and (ii) the higher of the price of the last independent trade and the highest current independent bid on the London Stock Exchange Official List at the time the purchase is carried out; and

(d)	the authority conferred by this resolution shall, unless renewed prior to such time, expire at the end of the next Annual General Meeting of the Company to be held in 2008 or, if earlier, on 22nd November 2008 (provided that the Company may enter into a contract for the purchase of Ordinary Shares before the expiry of this authority which would or might be completed wholly or partly after such expiry).

15	Amendments to Article 2 of the Articles of Association (Special resolution)

THAT the Articles of Association of the company be amended in the following manner:

	(i)	by amending Article 2 so that the definition “electronic mail” is deleted and replaced with the following definition:

“electronic communication”

Means any electronic communication or transmission in any form through any medium including publication on a website”

	(ii)	by replacing all references to “electronic mail” in the Articles of Association with the words “electronic communication”; and

	(iii)	by amending Article 142 so that the words “to an electronic address given by him to the Company” are deleted from Article 142.1(e).

Victoria Whyte
Deputy Company Secretary

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THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

     Memorandum of Association

of

GlaxoSmithKline plc

(as altered by Written Resolutions passed on 19 May 2000 and 4 July 2000)

1	The Company’s name is “GlaxoSmithKline plc”.(1)

2	The Company is to be a public company.

3	The registered office of the Company will be situate in England.

4	The Company’s objects are:

	4.1	To acquire and hold the whole or any part of the share capital of Glaxo Wellcome plc. and of the share capital of SmithKline Beecham plc. whether directly or through any subsidiary and generally to carry on business as an investment holding company and for that purpose to acquire debenture stock, bonds, notes, options, obligations and securities issued or guaranteed by any company wherever incorporated or carrying on business and debentures, debenture stock, bonds, notes, obligations and securities issued or guaranteed by any government, sovereign ruler, commissioners, public body or authority, supreme, dependent, municipal, local or otherwise in any part of the world and to exercise and enforce all rights and powers conferred by or incidental to the ownership of any such shares, stock, obligations or other securities including, without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred or capable of exercise whether by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof or otherwise and to provide managerial, financial and other executive, supervisory and consultant services for or in relation to any company in which the Company is interested and all or any part of the businesses or operations of any such company upon such terms as may be thought fit.

	4.2	To carry on business as a general commercial company and to carry on any trade or business or activity of any nature whatsoever which may seem to the directors to be capable of being conveniently or advantageously carried on, or to be expedient with a view to directly or indirectly enhancing the value of or to rendering profitable or more profitable any of the Company’s assets or utilising or developing its skills, know-how or expertise.

	4.3	To subscribe, underwrite, purchase, or otherwise acquire, and to hold, dispose of, and deal with, any shares or other securities or investments of any nature whatsoever, and any options or rights in respect thereof or interests therein, and to buy and sell foreign exchange.

(1)	The Company was incorporated as Trushelfco (no. 2577) on 6 December 1999.
On 14 January 2000 the Company’s name was changed to Glaxo SmithKline Limited.
On 22 May 2000, the Company was re-registered as a public company with the name Glaxo SmithKline plc.
On 21 June 2000, the Company’s name was changed to GlaxoSmithKline plc.

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4.4	To draw, make, accept, endorse, discount, negotiate, execute and issue, and to buy, sell and deal with bills of exchange, promissory notes, and other negotiable or transferable instruments or securities.

4.5	To amalgamate or enter into partnership or any joint venture or profit/loss-sharing arrangement or other association with any company, firm, person or body.

4.6	To purchase or otherwise acquire and undertake all or any part of the business, property and liabilities of any company, firm, person or body carrying on any business which the Company is authorised to carry on or possessed of any property suitable for the purposes of the Company.

4.7	To promote, or join in the promotion of, any company, whether or not having objects similar to those of the Company.

4.8	To borrow and raise money and to secure or discharge any debt or obligation of or binding on the Company in such manner as may be thought fit and in particular by mortgage and charges upon all or any part of the undertaking, property and assets (present and future) and the uncalled capital of the Company, or by the creation and issue of debentures, debenture stock or other securities of any description.

4.9	To advance, lend or deposit money or give credit to or with any company, firm or person on such terms as may be thought fit and with or without security.

4.10	To guarantee or give indemnities or provide security, whether by personal covenant or by mortgage or charge upon all or any part of the undertaking, property and assets (present and future) and the uncalled capital of the Company, or by all or any such methods, for the performance of any contracts or obligations, and the payment of capital or principal (together with any premium) and dividends or interest on any shares, debentures or other securities, of any person, firm or company including (without limiting the generality of the foregoing) any company which is for the time being a holding company of the Company or another subsidiary of any such holding company or is associated with the Company in business.

4.11	To issue any securities which the Company has power to issue for any other purpose by way of security or indemnity or in satisfaction of any liability undertaken or agreed to be undertaken by the Company.

4.12	To procure the registration, recognition or incorporation of the Company in or under the laws of any territory outside England.

4.13	To subscribe or guarantee money for any national, charitable, benevolent, public, general or useful object or for any purpose which may be considered likely directly or indirectly to further the interests of the Company or of its members.

4.14	(i) To establish and maintain or contribute to any pension or superannuation funds for the benefit of, and to give or procure the giving of donations, gratuities, pensions, allowances or emoluments to, any individuals who are or were at any time in the employment or service of the Company or of any associated company, or who are or were at any time directors or officers of the Company or of any associated company, and the wives, widows, families and dependants of any such individuals; to establish and subsidise or subscribe to any institutions, associations, clubs or funds which may be considered likely to benefit any such persons or to further the interests of the Company or of any associated company; and to make payments for or towards the insurance of any such persons.

(ii) To establish and maintain, and to lend or contribute to, any scheme for encouraging or facilitating the holding of shares or debentures or other securities in the Company or any

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associated company by or for the benefit of its employees or former employees, or those of any associated company, or by or for the benefit of such other persons as may for the time being be permitted by law, or any scheme for sharing profits with its employees or those of its associated companies, and (so far as for the time being permitted by law) to lend money to employees of the Company or of any associated company with a view to enabling them to acquire shares in the Company or any associated company.

(iii) (a) To purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employees or auditors of the Company, or of any associated company, or who are or were at any time trustees of any pension fund in which any employees of the Company or of any associated company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to the Company or associated company or pension fund and (b) to such extent as may be permitted by law otherwise to indemnify or to exempt any such person against or from any such liability.

(iv) In this paragraph 4.14:

(a) an “associated company” is any company (i) which is the Company’s holding company or (ii) in which the Company or its holding company or any of the predecessors of the Company or of such holding company has any interest whether direct or indirect or (iii) which is in any way allied to or associated with the Company or its holding company or any of the predecessors of the Company or of such holding company, or (iv) which is a subsidiary undertaking of any other associated company; and

(b) “holding company” and “subsidiary undertaking” have the same meanings as in the Companies Act 1985 as amended by the Companies Act 1989.

	4.15	To distribute among members of the Company in specie or otherwise, by way of dividend or bonus or by way of reduction of capital, all or any of the property or assets of the Company, or any proceeds of sale or other disposal of any property or assets of the Company, with and subject to any incident authorised and consent required by law.

	4.16	To do all or any of the things and matters aforesaid in any part of the world, and either as principals, agents, contractors, trustees or otherwise, and by or through trustees, agents, subsidiary companies or otherwise, and either alone or in conjunction with others.

	4.17	To do all such other things as may be considered to be incidental or conducive to any of the above objects.

And it is hereby declared that (a) the objects set forth in each sub-clause of this clause shall not be restrictively construed but the widest interpretation shall be given thereto, and (b) the word “company” in this clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether corporate or unincorporated and whether domiciled in the United Kingdom or elsewhere, and (c) except where the context expressly so requires, none of the several paragraphs of this clause, or the objects therein specified, or the powers thereby conferred shall be limited by, or be deemed merely subsidiary or auxiliary to, any other paragraph of this clause, or the objects specified in such paragraph, or the powers thereby conferred but may be carried out in as full and ample manner and shall be construed in as wide a sense as if each of the said paragraphs defined in the objects of a separate, distinct and independent company.

5	The liability of the members is limited.

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6	The Company’s share capital is £100 divided into 100 Shares of £1 each and the company shall have the power to divide the original or any increased capital into several classes, and to attach thereto any preferential, deferred, qualified or other special rights, privileges, restrictions or conditions.(2), (3) , (4)

We, the several persons whose names and addresses are subscribed, are desirous of being formed into a company, in pursuance of the Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

NAMES, ADDRESSES AND DESCRIPTIONS	Number of Shares taken

(2)	By a Written Resolution passed on 19 May 2000 each ordinary share of £1 each in the capital of the Company was sub-divided into four ordinary shares of 25 pence each.
(3)	By a Written Resolution passed on 19 May 2000 the authorised share capital of the Company was increased to £2,500,000,000 divided into 9,999,800,000 ordinary shares of 25 pence each and 50,000 redeemable preference shares of £1 each.
(4)	On 31 August 2001 50,000 redeemable preference shares of £1 each were redeemed in accordance with Article 3.2 of the Company's Articles of Association. The nominal amount of such shares was converted into 200,000 ordinary shares of 25 pence each, resulting in the Company's authorised share capital of £2,500,000,000 being comprised of 10,000,000,000 ordinary shares of 25 pence each.

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OF SUBSCRIBERS	by each Subscriber

For and on behalf of
TRUCIDATOR NOMINEES LIMITED,
35 Basinghall Street,
London EC2V 5DB	One

J.S. HAW
Director

For and on behalf of
TREXCO LIMITED,
35 Basinghall Street,
London EC2V 5DB	One

D.C.J. ROWE
Authorised Signatory

Dated the 26th day of November 1999

WITNESS to the above signatures:-

R.H. Smith
35 Basinghall Street,
London EC2V 5DB

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Company No. 3888792

The Companies Act 1985

Company Limited by Shares

ARTICLES OF ASSOCIATION

of

GlaxoSmithKline plc

(adopted by a Written Resolution passed on 4 July 2000 and
altered by Written Resolutions passed on 25 May 2005)

PRELIMINARY ARTICLES

1	Table A and other standard regulations do not apply

The regulations in Table A of the Companies (Tables A to F) Regulations 1985, and any similar regulations in any other legislation relating to companies, do not apply to the Company.

2	The meaning of the Articles

	2.1	The following table gives the meaning of certain words and phrases as they are used in these Articles. However, the meaning given in the table does not apply if that is inconsistent with the context in which a word or phrase appears. After the Articles there is a glossary which explains various words and expressions. The glossary also explains some of the words in the Memorandum. But the Glossary is not part of the Memorandum or Articles, and it does not affect their meaning. In the table below and the rest of Article 2 the words which are explained in the Glossary are printed in italics.

Words	Definitions

amount (of a share)	This refers to the nominal value of the share.

Approved Depositary	This means someone appointed:

(a) to hold the Company’s shares or any rights or interests in any of the Company’s shares; and

(b) to issue securities, documents of title or other documents which evidence that the holder of them owns or is entitled to receive the shares, rights or interests held by the Approved Depositary.

A nominee acting for someone appointed to do these things will also be treated as an Approved Depositary. But the arrangements for the Approved Depositary to do the things described above must be approved by the directors. The trustees of any scheme or arrangements for or principally for

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the benefit of employees of the Group will also be treated as an Approved Depositary unless the directors decide otherwise. References in the Articles to an Approved Depositary or to shares held by it refer only to an Approved Depositary and to its shares held in its capacity as an Approved Depositary.

Articles	The Company’s Articles of Association, including any changes made to them.

Companies Act	The Companies Act 1985.

company	Includes any corporate body.

the Company	GlaxoSmithKline plc

CREST Regulations	The Uncertificated Securities Regulations 1995 (SI 1995 No 95/3272).

director	A director of the Company.

dividend arrears	This includes any dividends on shares with cumulative rights which could not be paid, but which have been carried forward.

electronic communication	Means any electronic communication or transmission in any form through any medium including publication on a website.

existing shares (of any kind)	Shares which are in issue at the relevant time.

General Meeting	A meeting of holders of the Company’s shares held in accordance with these Articles.

Group	The Company and its subsidiaries.

holder	A person whose name is entered in the Register as a holder of any of the Company’s shares.

legislation	The Companies Act, the CREST Regulations and all other laws and regulations applying to the Company.

London Stock Exchange	London Stock Exchange plc.

Official List	The Official List of the UK Listing Authority

Operator	A person who is approved by the Treasury under the Crest Regulations as an operator of a relevant system.

Ordinary Shareholder	A holder of the Company’s Ordinary Shares.

paid-up share or other security	Includes a share or other security which is treated (“credited”) as paid up.

pay	Includes any kind of reward or payment for services.

proxy	This includes a person appointed as a proxy or entitled to the same rights as a person so appointed in accordance with

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Article 70.

recognised clearing house	A clearing house granted recognition under the Financial Services Act 1986.

recognised investment exchange	An investment exchange granted recognition under the Financial Services Act 1986.

Register	The Company’s register of members.

Registered Office	The Company’s registered office.

relevant system	A relevant system as defined in the CREST Regulations in which the Operator of the relevant system has permitted the Company’s shares or securities (or the relevant shares or securities) to be transferred.

rights of any share	The rights attached to the share when it is issued, or afterwards.

Seal	The Company’s Common Seal, or any official seal kept by the Company under section 40 of the Companies Act (called a Securities Seal).

Secretary	Any person appointed by the directors to do work as the Company Secretary including but not limited to any joint, assistant or deputy secretary.

shareholders’ meeting	Includes both a General Meeting of the Company and a meeting of any class of holders of the Company’s shares.

subsidiary	A “subsidiary undertaking”, as defined in section 258 of the Companies Act.

terms of a share	The terms on which a share was issued.

United Kingdom	Great Britain and Northern Ireland.

United States	The United States of America.

in writing	In writing, or any substitute for writing, or a combination of the two.

2.2	References to a debenture include debenture stock and references to a debenture holder include a debenture stockholder.

2.3	Where the Articles refer to a person who is automatically entitled to a share by law, this includes a person who is entitled to the share as a result of the death, or bankruptcy, of a shareholder.

2.4	Words which refer to a single number also refer to plural numbers, and the other way around.

2.5	Words which refer to males also refer to females, to companies and so on.

2.6	References to a person or people include companies, unincorporated associations and so on.

2.7	References to the directors refer to the directors acting as the board of directors, unless this meaning is inconsistent with the context in which this expression appears.

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2.8	References to an officer shall include a director, manager and the Secretary, but shall not include an auditor.

2.9	Any headings in these Articles are only included for convenience. They do not affect the meaning of the Articles.

2.10	When any legislation, or a specific provision of legislation, is referred to, this includes any amendment to such legislation or provision, as well as any later legislation in which the legislation or provision is included.

2.11	When any legislation or the Articles are referred to, the version which is current at any particular time will apply.

2.12	Any word or expression which is defined in the Companies Act or the CREST Regulations means the same in the Articles, unless the Articles define it differently, or the way in which the word is used is inconsistent with the definition given in the Companies Act or the CREST Regulations.

2.13	Where the Articles give a power or authority to anybody, this power or authority can be used on any number of occasions, unless the way in which the word is used does not allow this meaning.

2.14	Where the Articles say that anything can be done by passing an Ordinary Resolution, this can also be done by passing a Special Resolution or an Extraordinary Resolution and where they say anything can be done by passing an Extraordinary Resolution, this can also be done by passing a Special Resolution.

2.15	All such of the provisions of these Articles as are applicable to paid-up shares shall apply to stock and the words “share” and “shareholder” shall be construed accordingly.

2.16	Where the Articles refer to any document being made effective this means being signed, sealed or executed in some other legally valid way.

2.17	Where the Articles refer to months or years, these are calendar months or years.

2.18	Where the Articles refer to clear days, the number of days does not include the two days between which the interval is measured. For example if notice is required to be given a number of clear days before a meeting, neither the date notice is delivered nor the date of the meeting are taken into account.

2.19	Where the Articles refer to a share being (or to shares held) in certificated form, this means that title to the share is recorded on the Register and is evidenced by a share certificate.

2.20	Where the Articles refer to a share being (or to shares held) in uncertificated form, this means that title to the share is recorded on the Register but is not evidenced by a share certificate, and that it may be transferred by means of the relevant system.

SHARE CAPITAL

3	Form of the Company’s share capital

The Company’s share capital at the date when these Articles are adopted is £2,500,000,000 made up of 9,999,800,000 Ordinary Shares of 25 pence each and 50,000 redeemable preference shares of £1 each. The rights attaching to the redeemable preference shares shall be as follows:-

	3.1	As regards income and capital:

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		(a)	on a return of capital on winding-up or otherwise the assets of the Company available for distribution among the members shall be applied first in repaying in full the holders of the redeemable preference shares the amounts paid up on such shares; and

		(b)	except as provided in Article 3.1(a) above the redeemable preference shares shall carry no right to participate in the profits of the Company available for distribution by way of dividend or otherwise or the assets of the Company.

	3.2	As regards redemption:

		(a)	subject to the provisions of the Companies Act and Article 3.2(b) below, the Company shall redeem the redeemable preference shares at par either:

(i) on sixty business days’ notice given at any time after the date on which the merger of Glaxo Wellcome plc and SmithKline Beecham plc to be effected by way of a scheme of arrangement becomes effective, such notice to be given by either the directors of the Company or the holders of the redeemable preference shares; or

(ii) on 31 December 2000;

		(b)	if the Company shall at any time be unable in compliance with the provisions of the Companies Act to redeem the redeemable preference shares on the date specified in accordance with Article 3.2(a) above, then the Company shall redeem such shares as soon as it is able to comply with such provisions of the Companies Act;

		(c)	on the redemption of any redeemable preference shares the nominal amount of such redeemable preference shares comprised in the authorised share capital of the Company shall thereafter be converted into ordinary shares of 25 pence each in the Company without any further resolution or consent; and

		(d)	subject to paragraphs 3.2(a) and 3.2(b) above any notice of redemption served shall specify the date fixed for redemption and upon such date the holders of the redeemable preference shares shall be bound to present the certificate in respect thereof in order that the certificate may be cancelled. Upon delivery the Company shall pay to such holders the amount due to them in respect of such redemption.

	3.3	As regards voting, the holders of the redeemable preference shares shall not be entitled to receive notice of or to attend and vote at any general meeting of the Company unless a resolution is to be proposed:

		(a)	to wind up the Company; or

		(b)	which varies, modifies, alters or abrogates any of the rights attaching to the redeemable preference shares.

4	The power to increase capital

	4.1	The Company’s shareholders can increase the Company’s share capital by passing an Ordinary Resolution. The resolution will fix the amount of the increase and the nominal amount of the new shares and the currency or currencies of the shares.

	4.2	Any legislation and the provisions of the Articles about payment of calls, transfer, automatic entitlement by law, forfeiture, lien and all other things apply to new shares under Article 4.1 in the same way as if they were part of the Company’s existing share capital.

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5	The power to change capital

The Company’s shareholders can pass Ordinary Resolutions to do any of the following:

	(a)	to consolidate, or consolidate and then divide, all or any of its share capital into shares of a larger nominal amount than the existing shares;

	(b)	to cancel any shares which have not been taken, or agreed to be taken, by any person at the date of the resolution, and reduce the amount of the Company’s share capital by the amount of the cancelled shares;

	(c)	to divide some or all of its shares into shares which are of a smaller nominal amount than is fixed in the Memorandum of Association. This is subject to any restrictions under the legislation. The resolution may provide that, as between the holders of the divided shares, different rights and restrictions of a kind which the Company can apply to new shares may apply to different divided shares.

6	Fractions of shares

	6.1	If any shares are consolidated or divided, the directors have power to deal with any fractions of shares which result or any other difficulty that arises. For example the directors can sell any shares representing fractions to any person (including the Company, if the legislation allows this) and can authorise someone to transfer the shares sold to the new holder. If the directors decide to sell, they can distribute the proceeds of sale among members in proportion to their fractional entitlements or retain some or all of the net proceeds for the benefit of the Company. The buyer does not need to take any steps to see how any money he is paying is used. Nor will his ownership be affected if the sale was irregular or invalid in any way.

	6.2	So far as the legislation allows, in effecting divisions and/or consolidations the directors can treat a shareholder’s shares held in certificated form and uncertificated form as separate holdings. The directors can also cause any shares which result and which represent fractions to be entered in the Register as shares in certificated form where this is desirable in order to sell them.

7	The power to reduce capital

	7.1	The Company’s shareholders can pass a Special Resolution to:

(a) reduce its share capital in any way; or

(b) reduce any capital redemption reserve, share premium account or other undistributable reserve in any way.

	7.2	This is subject to any restrictions under the Companies Act.

8	Buying back shares

	8.1	The Company can buy back, or agree to buy back in the future, any shares of any class (including redeemable shares), if the legislation allows this. However, if the Company has existing shares with special rights, then the Company can only buy back shares if it is allowed by the special rights of those shares to do so or if the holders of that class of shares pass an Extraordinary Resolution agreeing that the Company may do so.

	8.2	The Company can pay any price permitted by the legislation for shares which it buys back (including buying back at above or below the nominal value of the shares).

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	8.3	It can use any method for selecting which shares are to be bought back.

SHARES

9	The special rights of new shares

	9.1	If the Company issues new shares, the new shares can have any rights or restrictions attached to them. The rights can take priority over the rights of existing shares, or existing shares can take priority over them, or the new shares and the existing shares can rank equally. These rights and restrictions can apply to sharing in the Company’s profits or assets. Other rights and restrictions can also apply, for example special voting rights or restrictions on the right to vote.

	9.2	The rights and restrictions referred to in Article 9.1 can be decided by an Ordinary Resolution. The directors can also take these decisions if they do not conflict with any resolution passed by the shareholders.

	9.3	If the legislation allows this, the rights of any new shares can include rights for the holder and/or the Company to have them redeemed. These rights can either be set out in the Articles or be decided by a Special Resolution passed by the shareholders.

	9.4	The ability to attach particular rights and restrictions to new shares may be restricted by special rights previously given to holders of any existing shares.

10	The directors’ power to deal with shares

The directors can decide how to deal with any shares which have not been issued. The directors can allot them at any time and on any terms except that Article 9.3 applies to redeemable shares. The directors can also grant options to give people a right to acquire shares in the future, or the directors can dispose of the shares in any other way. The directors are free to decide who they deal with, when they deal with the shares, and the terms on which they deal. But they must obey:

	(a)	the other provisions of the Articles; and

	(b)	the provisions of the legislation relating to authority, pre-emption rights and other matters;

	(c)	any resolution passed by the shareholders of the Company under those provisions of the legislation.

11	The directors’ authority to allot “relevant securities”

	11.1	This Article regulates the authority of the directors to allot relevant securities. The meaning of relevant securities is given in section 80 of the Companies Act.

	11.2	The directors are authorised, generally and without conditions, under section 80 of the Companies Act, to allot shares, and rights to shares, which are relevant securities. They are authorised to allot them for each period decided on by the shareholders as referred to in Article 11.3. But this authority is restricted by the limit on the maximum amount of relevant securities set out in the resolution which decides on, renews or extends the period for which the authority is to last or in any other resolution passed by the shareholders (including a resolution passed before these Articles were adopted).

	11.3	The shareholders can decide on any period for which the authority under Article 11.2 is to last by passing an Ordinary Resolution.

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	11.4	During the period specified in any resolution under Article 11.3, the directors can make offers, and enter into agreements, which would, or might, need shares to be allotted after those periods.

	11.5	In working out any maximum amount of securities referred to in this Article, the nominal value of rights to subscribe for shares, or to convert any securities into shares, will be taken as the nominal value of the shares which would be allotted if the subscription or conversion takes place.

12	The directors’ authority to allot “equity securities”

	12.1	This Article regulates the power of the directors to allot equity securities for cash. The meaning of equity securities is given in section 94 of the Companies Act.

	12.2	Where the directors have general authority under section 80 of the Companies Act under Article 11.2, they have the power to allot equity securities, entirely paid for in cash under that authority, free of the restriction in section 89(1) of the Companies Act. This power will be for each period decided on by the shareholders as referred to in Article 12.3.

	12.3	The shareholders can decide on any period for which the power under Article 12.2 is to last by passing a Special Resolution.

	12.4	There is no limit on the maximum amount of equity securities which can be allotted under the power in Article 12.2 where the allotment is in connection with a rights issue (which is defined in Article 12.5). In all other cases, the maximum amount of equity securities which can be allotted under that power is the amount stated in the Special Resolution which decides on the period for which the power is to last as referred to in Article 12.3.

	12.5	In Article 12.4 rights issue means an offer of equity securities which is open to the following people for a period decided on by the directors:

(a) people who are registered holders of Ordinary Shares on a particular date, in proportion to their holdings of Ordinary Shares; and

(b) people who are registered on a particular date as holders of other classes of equity securities which give them the right to receive the offer or which permit them to receive the offer and the directors decide that it is appropriate for them to do so.

	12.6	However, the directors may do the following things, and the issue will still be treated as a rights issue for the purpose of this Article if they do so:

(a) sell any fractions of equity securities to which people would be entitled and keep the net proceeds for the Company’s benefit;

(b) make the rights issue subject to any limits or restrictions which the directors think are necessary or appropriate to deal with legal or practical problems under the laws of any territory, or under the requirements of any recognised regulatory body, or stock exchange, in any territory (other than the United Kingdom); or

(c) treat a shareholder’s holdings in certificated form and in uncertificated form separately.

	12.7	During the period specified in any Special Resolution under Article 12.3, the directors can make offers, and enter into agreements, which would, or might, need shares to be allotted after those periods.

	12.8	In working out any maximum amounts of securities referred to in this Article, the nominal value of rights to subscribe for shares, or to convert any securities into shares, will be taken as the nominal value of the shares which would be allotted if the subscription or conversion takes place.

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13	Power to pay commission and brokerage

The Company can use all the powers given by the legislation to pay commission or brokerage (a special form of commission) to any person who:

	(a)	applies, or agrees to apply, for any new shares; or

	(b)	gets anybody else to apply, or agree to apply for, any new shares.

14	Renunciations of allotted but unissued shares

The directors can allot shares on terms which include the right to transfer the allotment to another person before any person has been entered on the Register. This is known as the right to renounce the allotment. The directors can impose terms and conditions regarding rights to renounce.

15	No trusts or similar interests recognised

	15.1	The Company will only be affected by, or recognise, a current and absolute right to whole shares. The fact that any share, or any part of a share, may not be owned outright by the registered owner, for example if a share is held on any kind of trust, is not of any concern to the Company.

	15.2	The only exception to what is said in Article 15.1 is for any right:

(a) which is expressly given by these Articles; or

(b) which the Company has a legal duty to recognise.

SHARE CERTIFICATES

16	Certificates

	16.1	When a shareholder is first registered as the holder of any class of shares in certificated form, he is entitled, without payment, to one certificate for all the shares in certificated form of that class which he holds and if he holds shares in certificated form of more than one class he is entitled to a separate share certificate for each class of shares.

	16.2	If a shareholder gets more shares of any class he is entitled, to the extent that these extra shares are to be held in certificated form and provided that he pays such reasonable charge as the directors may decide, to another certificate for the extra shares.

	16.3	If a shareholder transfers part of his shares covered by a certificate, he is entitled, without payment, to a new certificate for the balance to the extent that the balance is to be held in certificated form.

	16.4	The Company does not have to issue more than one certificate for any share held in certificated form, even if that share is held jointly.

	16.5	When, in the case of a share held in certificated form jointly by several persons, the Company delivers a certificate to one joint shareholder, this is treated as delivery to all of the joint shareholders.

	16.6	The Company can deliver a certificate to a broker or agent who is acting for a person who is buying the shares in certificated form, or who is having the shares in certificated form transferred to him.

	16.7	The directors can decide how share certificates are made effective. For example, they can be:

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(a) signed by, or printed with a copy of the signature(s) of, one or more directors;

(b) sealed with the Seal; or

(c) printed with a copy of the Seal.

	16.8	A share certificate must state the number, class and any distinguishing numbers of the shares to which it relates and the amount paid up on those shares. It cannot be for shares of more than one class.

	16.9	Unless the legislation requires otherwise, the time limit for the Company to provide a share certificate under this Article in respect of shares in certificated form is:

(a) one month after the allotment of a new share (or any longer period provided by its terms of issue);

(b) five business days after a transfer of fully paid shares is presented for registration; or

(c) two months after a transfer of partly paid shares is presented for registration.

	16.10	The Company does not have to issue a certificate to a recognised clearing house or to its nominee, or to the nominee of a recognised investment exchange.

17	Replacement share certificates

	17.1	If a shareholder has two or more share certificates for shares of the same class, he can ask the Company for these to be cancelled and replaced by a single new certificate. The Company must comply with such a request, but may request that the shareholder pays such reasonable charge as the directors may decide.

	17.2	A shareholder can ask the Company to cancel and replace a single share certificate with two or more certificates, for the same total number of shares. The Company may comply with such a request and may request that the shareholder pays such reasonable charge as the directors may decide.

	17.3	A shareholder can ask the Company for a new certificate if the original is:

(a) worn out or defaced; or

(b) said to be lost, stolen, or destroyed.

	17.4	If a certificate has been worn out or defaced, the Company can require the certificate to be delivered to it before issuing a replacement. If a certificate is said to be lost, stolen or destroyed, the Company can require satisfactory evidence, and an indemnity, before issuing a replacement.

	17.5	The Company can require the shareholder to pay any exceptional out-of-pocket expenses which the Company reasonably incurs in investigating the evidence or preparing a form of indemnity when issuing any replacement share certificates under Article 17.4. Otherwise, the replacement will be issued free of charge.

	17.6	In the case of joint shareholders, only the shareholder whose name is listed before the names of the other joint shareholders on the Register for the shares concerned can request replacement certificates under this Article.

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CALLS ON SHARES

18	The directors can make calls on shares

	18.1	The directors can call on shareholders to pay any money which has not yet been paid to the Company for their shares. This includes both the nominal value of the shares and any premium which may apply. They can also make calls on people who are automatically entitled to shares by law. A shareholder who is called on to pay money on his shares is required to pay even if he later transfers those shares to someone else. If the terms of issue of the shares allow this, the directors can:

(a) make calls as often, and whenever, they think fit;

(b) decide when and where the money is to be paid;

(c) decide that the money may be paid by instalments;

(d) wholly or partially revoke or postpone any call; and

(e) fix a rate of interest applicable to late payments.

	18.2	A call is treated as having been made as soon as the directors pass a resolution authorising it.

19	The liability for calls

A member who has received at least 14 clear days’ notice stating the amount called and when and where payment must be made must pay the call as required by the notice. Joint shareholders are liable jointly and severally (which, in general terms, means together and separately) to pay any money called for.

20	Interest on unpaid calls

If the person due to pay any money called for in this way does not pay it by the day that it is due, he is liable to pay interest on the money. This interest will run from the day the money is due until it has actually been paid. The yearly interest rate is that fixed by the terms of issue of the share, failing which it is that stated in the notice of call, or the “appropriate rate” as defined in the Companies Act. But the directors can decide not to require any or all of this interest to be paid.

21	Sums which are payable when a share is allotted are treated as a call

If the terms of a share require any money to be paid at the time the share is allotted, or at any fixed date, then this money will be treated in the same way as a valid call for money on shares which is due on the same date. If this money is not paid, everything in the Articles relating to non- payment of calls applies. This includes Articles which allow the Company to forfeit or sell shares and to claim interest.

22	Calls can be for different amounts

On or before an issue of shares, the directors can decide that shareholders may be called on to pay different amounts, or that they may be called on at different times.

23	Paying calls early

The directors can accept payment in advance of some or all of the money from a shareholder before he is called on to pay the money. The directors can agree to pay interest on money paid in

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advance until it would otherwise be due to the Company. The rate of interest can be agreed upon by the directors and the shareholder except that it must not be higher than the “appropriate rate” as defined in the Companies Act (except as stated in a resolution of the shareholders passed at a General Meeting).

FORFEITING SHARES AND LIENS OVER SHARES

24	Notice following non-payment of a call

Articles 24 to 34 apply if a shareholder fails to pay the whole of the amount payable under the terms of allotment of a share, or amount of a call, or an instalment of a call, by the day that it is due. They also apply in the same way to a person who is automatically entitled to a share by law. The directors can serve a notice on him any time after the date it is due, if the whole amount immediately due has not been paid.

25	Contents of the notice of non-payment

This notice must:

	(a)	demand payment of the amount immediately payable, and may also require payment of any interest and any of the Company’s expenses caused by the failure to pay;

	(b)	give a date by when the total referred to immediately above must be paid, but this must be at least 14 clear days after the notice is served on the shareholder;

	(c)	say where the payment must be made; and

	(d)	say that if the full amount demanded is not paid by the time stated, and where stated, the Company can forfeit the shares on which the amount payable was due.

26	Forfeiture if the notice is not complied with

If the notice is not complied with, the shares that it relates to can be forfeited at any time while any amount (including interest and expenses) is still outstanding. This is done by the directors passing a resolution stating that the shares have been forfeited. The directors can accept the surrender of any share that would otherwise be forfeited. If a share is surrendered it will be treated as if it had been forfeited.

27	Forfeiture will include unpaid dividends

All dividends or other amounts which are due on the forfeited shares, but have not yet been paid, will also be forfeited.

28	Dealing with forfeited shares

	28.1	The Company must notify a person whose shares have been forfeited. This includes a person who was entitled to the share by law. An entry of the notice and the date of forfeiture must be made in the Register. If the Company does not comply with the requirements of this Article 28.1, the forfeiture is still valid.

	28.2	A share forfeited or surrendered under Article 26 belongs to the Company. The directors can sell or dispose of any forfeited share on any terms, and in any way that they decide. This can be with, or without, a credit for any amount previously paid up for the share. It can be sold or disposed of to any person, including the previous shareholder, or the person who was previously

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automatically entitled by law to the share. The directors can, if necessary, authorise any person to transfer a forfeited share to the new holder.

29	Cancelling forfeiture

After a share has been forfeited, the directors can cancel the forfeiture. But they can only do this before the share has been sold or disposed of. This can be on any terms that they decide.

30	The position of shareholders after forfeiture

A shareholder loses all rights in connection with forfeited shares and, if the shares are in certificated form, must surrender any certificate for those shares to the Company for cancellation. A person is still liable to pay calls which had been made, but not paid, before the forfeiture of his shares. He must also pay interest on the unpaid amount, until it is paid. The interest rate will be the rate payable before the shares were forfeited (or, if no interest was payable, at the “appropriate rate” as defined in the Companies Act). He continues to be liable for all claims and demands which the Company could have made relating to the forfeited share. He is not entitled to any credit for the value of the share when it was forfeited or for money received by the Company under Article 28 unless the directors decide to allow credit for all or any of that value. None of the rights relating to the forfeited share continue to exist after forfeiture unless the Articles or the legislation require it.

31	The Company’s lien on shares

The Company has a lien on all partly paid shares. This lien has priority over claims of others to the shares. This lien is for any money owed to the Company for the shares. This includes money called or payable at a fixed time on the share, even if it is not yet payable. The directors can decide to give up any lien which has arisen. They can also decide to suspend or cancel any lien which would otherwise apply to particular shares. The lien extends also to dividends and other amounts payable in respect of the share.

32	Enforcing the lien by selling the shares

If the directors want to enforce the lien referred to in Article 31, they can sell some or all of the shares in any way they decide. The directors can authorise someone to transfer the shares sold to the new holder. But they cannot sell the shares until all of these conditions are met:

(a) the money owed by the shareholder must be immediately payable;

(b) the directors must have given a written notice to the shareholder. This notice must say how much is due. It must also demand that this money is paid, and say that the shareholder’s shares can be sold if the money is not paid;

(c) the notice just referred to must have been served on the shareholder, or on any person who is automatically entitled to the shares by law; and

(d) the money has not been paid by at least 14 clear days after the notice has been served.

33	Using the proceeds of the sale

If the directors sell any shares under Article 32, the net proceeds will first be used to pay the Company’s expenses associated with the sale and then to pay off the amount which is then payable to the Company. The directors will pay any money left over to the former shareholder, or

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to anybody who would otherwise have been automatically entitled to the shares by law. But the Company’s lien will also apply to any money left over, to cover any money still due to the Company which is not yet payable: the Company has the same rights over this money as it had over the shares immediately before they were sold. The Company need not pay over anything left under this Article, in the case of shares in certificated form, until the certificate representing the shares sold has been delivered to the Company for cancellation.

34	Evidence of forfeiture or sale and position of new holder

	34.1	A director, or the Secretary, can make a statutory declaration which declares:

		(a)	that he is a director or the Secretary of the Company;

		(b)	that a share has been properly surrendered, forfeited or sold to satisfy a lien under the Articles; and

		(c)	when the share was surrendered, forfeited or sold.

	34.2	This will be evidence of these facts which cannot be disputed. If this declaration is delivered to the new holder of a share, with any completed transfer form which is required, this gives the new holder good title to the share.

	34.3	The new holder of a share which has been forfeited, surrendered or sold under Article 32 does not need to take any steps to see how any money he may be paying for the share is used, including whether that money is transferred to the person whose shares are being transferred. The new shareholder’s ownership of the share will not be affected if the steps taken to surrender or forfeit the share, or the sale or disposal of the share, were invalid or irregular, or if anything that should have been done was not done.

CHANGING SHARE RIGHTS

35	Changing the special rights of shares

	35.1	If the Company’s share capital is split into different classes of shares, the special rights which are attached to any of these classes can be varied or abrogated if this is approved by an Extraordinary Resolution. This must be passed at a separate meeting of the holders of the relevant class of shares. This is called a class meeting. Alternatively, the holders of at least three-quarters of the existing shares of the class (by nominal value) can give their consent in writing. But this does not apply if the variation or abrogation is not permitted by the legislation or the terms of issue of the shares.

	35.2	The special rights of a class of shares can be varied or abrogated while the Company is a going concern, or while the Company is being wound up, or winding up is being considered.

	35.3	All the Articles relating to General Meetings apply, with any necessary changes, to a class meeting, except as set out in Article 35.4.

	35.4	At least two people who hold (or who act as proxies for) at least one-third of the total nominal value of the existing shares of the class are a quorum at a class meeting. However, if this quorum is not present at an adjourned meeting, one person who holds a share or shares of the class (or his proxy) is a quorum. One person can be treated as constituting a meeting for this purpose.

	35.5	This Article also applies to the variation or abrogation of special rights of shares forming part of a class. Each part of the class which is being treated differently is viewed as a separate class in operating this Article.

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36	More about the special rights of shares

	36.1	The special rights of existing shares are not regarded as varied:

		(a)	if new shares are created or issued; or

		(b)	if the Company buys back any of its own shares.

	36.2	But this does not apply if the terms or rights of the existing shares expressly say otherwise or on the allotment of new shares with more favourable voting rights than the existing shares.

TRANSFERRING SHARES

37	General provisions about transfers of shares

	37.1	Unless the Articles say otherwise, any shareholder can transfer some or all of his shares to another person. Every transfer of shares which are in certificated form must be in writing, and either in the usual standard form, or in any other form approved by the directors. Every transfer of shares which are in uncertificated form must be carried out by means of a relevant system.

	37.2	No fee is payable to the Company for transferring shares or registering changes relating to the ownership of shares.

38	More about transfers of shares in certificated form

	38.1	The transfer form must be delivered to the office where the Register is kept or another place determined by the directors. The transfer form must have with it:

(a) the share certificate for the shares to be transferred; and

(b) any other evidence which the directors ask for to prove that the person wishing to make the transfer is entitled to do this.

	38.2	However, if a transfer is by a recognised clearing house or its nominee or by a recognised investment exchange, a share certificate is only needed if a certificate has been issued for the shares in question.

	38.3	A share transfer form must be signed, or made effective in some other way, by the person making the transfer. It need not be made effective by using a seal of that person.

	38.4	A share transfer form must also be signed, or made effective in some other way, by the person the share is being transferred to, if the share is not a fully paid-up share. It need not be made effective by using a seal of that person.

	38.5	The person making a transfer will be treated as continuing to be the shareholder until the name of the person to whom a share is being transferred is put on the Register for that share.

	38.6	If the Company registers a transfer, it may keep the transfer form.

	38.7	A transfer form must be properly stamped (for payment of stamp duty) where this is required.

39	Transfers which may not be registered

	39.1	The directors can refuse to register a transfer of any shares in certificated form which are not fully paid-up. They do not have to give any reasons for refusing. But, if any of the class of shares which are not fully paid-up are admitted to the Official List, the directors cannot refuse to register

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a transfer if this would stop dealings in those shares from taking place on an open and proper basis.

	39.2	The directors can refuse to register a transfer of shares in certificated form if a single transfer form is used to transfer more than one class of shares. Each class needs a separate form.

	39.3	The directors can refuse to register an allotment or transfer of shares which is in favour of more than four joint holders.

	39.4	If the directors decide not to register an allotment or transfer of a share, they must notify the person to whom the shares were to be allotted or transferred and, in the case of shares in certificated form, the Company must return the letter of allotment or transfer form to the person who delivered it to the Company. This must be done no later than two months after:

(a) the Company receives the letter of allotment or transfer (in the case of shares held in certificated form); or

(b) the instruction from the Operator of the relevant system was received by the Company (in the case of shares held in uncertificated form).

40	Closing the Register

	40.1	In the case of shares in certificated form, the directors can decide to suspend the registration of transfers by closing the Register for no more than 30 days a year. This can be for part of a day, a day, or more than a day. Suspension periods can vary between different classes of shares.

	40.2	In the case of shares in uncertificated form, the Register shall not be closed without the consent of the Operator of a relevant system.

41	Overseas branch registers etc.

The Company can use all the powers that the legislation gives to keep an overseas branch register, local register or other register, or to keep duplicate registers, in any place. The directors can make and change any regulations they decide on relating to these registers, so far as the legislation allows this.

PERSONS AUTOMATICALLY ENTITLED TO SHARES BY LAW

42	Death of a shareholder

	42.1	When a sole shareholder dies (or a shareholder who is the last survivor of joint shareholders dies), his legal personal representatives will be the only people whom the Company will recognise as being entitled to his shares.

	42.2	If a shareholder who is a joint shareholder dies, the remaining joint shareholder or shareholders will be the only people whom the Company will recognise as being entitled to his shares.

	42.3	But this Article does not discharge the estate of any shareholder from any liability.

43	Registering persons automatically entitled by law

Someone who becomes automatically entitled to a share by law can either be registered as the shareholder, or can select someone else to have the share transferred to. The person who is automatically entitled by law must provide any evidence of his entitlement which is reasonably required by the directors.

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44	A person who wants to be registered must give notice

If someone who is automatically entitled to shares by law wants to be registered as a shareholder, he must deliver or send a notice to the Company saying that he has made this decision. He must sign this notice, and it must be in the form which the directors require. All of the provisions of these Articles about registering transfers of shares apply to it. The directors have the same power to refuse to register the automatically entitled person as they would have had in deciding whether to register a transfer by the person who was previously entitled to the shares.

45	Having another person registered

	45.1	If someone who is automatically entitled to a share by law wants the share to be transferred to someone else, he must do this:

(a) if the share is in certificated form, by signing a transfer form transferring the share to the person he has selected; or

(b) if the share is in uncertificated form, by a transfer by means of a relevant system.

	45.2	The directors have the same power to refuse to register the person selected as they would have had in deciding whether to register a transfer by the person who was previously entitled to the shares.

46	The rights of people automatically entitled to shares by law

	46.1	A person who is automatically entitled to a share by law and who gives appropriate evidence of this to the Company is entitled to any dividends or other money relating to the share, even though he is not registered as the holder of that share. But the directors can withhold the dividend and other money until a person has been properly registered as the shareholder as laid down in the Articles. They can do this if the person is notified that he is required to be registered and does not comply within 60 days. They can also withhold the dividend if the person who was previously entitled to the share could have had his dividend withheld.

	46.2	Unless he is registered as the holder of the share the person automatically entitled to a share by law is not entitled:

(a) to receive notices of shareholders’ meetings, or to attend or vote at these meetings;

(b) to any of the other rights and benefits of being a shareholder;

unless the directors decide to allow this.

SHAREHOLDERS WHO CANNOT BE TRACED

47	Shareholders who cannot be traced

	47.1	Subject to the CREST Regulations, the Company can sell any shares (by instructing such person as the Company thinks appropriate to sell them at the best price reasonably obtainable at the time of sale) if:

		(a)	during the 10 years before the earliest of the advertisements referred to in the next point, at least three dividends have been paid and none have been claimed;

		(b)	after this 10-year period, the Company announces that it intends to sell the shares by placing an advertisement in a national newspaper and in a newspaper appearing in the

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area which includes the address held by the Company for serving notices relating to the shares; and

(c) during this 10-year period, and for three months after the advertisements appear, the Company has not heard from the shareholder or any person who is automatically entitled to the shares by law or received any indication of the whereabouts or existence of such shareholder or other person.

If during the 10 year period, further shares have been issued to the shareholder, and all these requirements (other than 47.1(a)) have been satisfied in regard to the further shares, the Company may also sell the further shares.

47.2	To sell any shares in this way, the Company can authorise someone to transfer the shares to the new holder. This transfer will be just as effective as if it had been made by the registered holder of the shares, or by a person who is automatically entitled to the shares by law. The ownership of the person to whom the shares are transferred will not be affected even if the sale is irregular or invalid in any way.

47.3	The net sale proceeds belong to the Company until claimed under this Article, but it must pay these to the shareholder who could not be traced, or to the person who is automatically entitled to his shares by law, if that shareholder, or that other person, asks for it.

47.4	The Company must record the name of that shareholder, or the person who was automatically entitled to the shares by law, as a creditor for this money in its accounts. The money is not held on trust, and no interest is payable on the money. The Company can keep any money which it has earned by using the net sale proceeds. The Company can use the money for its business, or it can invest the money in any way that the directors decide. But the money cannot be invested in the Company’s shares, or in the shares of any holding company of the Company.

GENERAL MEETINGS

48	The Annual General Meeting

The Company must hold an Annual General Meeting once every year, in addition to any other General Meetings which are held in the year. The notice calling the meeting must say that the meeting is the Annual General Meeting. There must not be a gap of more than 15 months between one Annual General Meeting and the next. The directors will decide when and where to hold the Annual General Meeting.

48A.	Resolutions of members at Annual General Meetings

	48A.1	If, on or before, 31st January in any year any members shall, in accordance with section 376 of the Act, require the Company, in relation to the Annual General Meeting to be held in that year, to give notice of a resolution which may properly be moved or to circulate a statement in acceptable form, the Company shall circulate that resolution or statement with the notice of the Annual General Meeting without cost to the requisitionists.

	48A.2	If any requisition is made in accordance with section 376 of the Act after 31st January in any year and prior to the annual general meeting to be held in that year, the Company shall require that the requisitionists deposit or tender a sum sufficient to meet the Company’s reasonable expenses in complying with such requisition.

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49	Extraordinary General Meetings and Separate General Meetings

	49.1	If a General Meeting is not an Annual General Meeting, it is called an Extraordinary General Meeting.

	49.2	If a separate meeting of holders of shares of a class is called, otherwise than for varying or abrogating the rights of the shares of that class, the provisions of these Articles relating to General Meetings will apply to such a meeting with any necessary changes. Any such meeting is called a separate general meeting. For the purposes of this Article 49.2, a General Meeting where Ordinary Shareholders are the only shareholders who can attend and vote in their capacity as shareholders will also constitute a separate general meeting of the holders of the Ordinary Shares.

50	Calling an Extraordinary General Meeting

The directors can decide to call an Extraordinary General Meeting at any time. Extraordinary General Meetings must also be called promptly in response to a requisition by shareholders under the legislation.

51	Notice of meetings

	51.1	At least 21 clear days’ notice in writing (which includes, subject to the legislation, electronic communication) must be given for every Annual General Meeting and for any other meeting where it is proposed to pass a Special Resolution or to pass on some other resolution of which “special notice” under the Companies Act has been given to the Company. For every other General Meeting at least 14 clear days’ notice in writing (which includes, subject to the legislation, electronic communication) must be given. However, a shorter period of notice can be given:

		(a)	for an Annual General Meeting, if all the members who are entitled to attend and vote agree; or

		(b)	for an Extraordinary General Meeting, if a majority of the members agree and those members hold at least 95 per cent by nominal value of the shares which can be voted at the meeting.

	51.2	Any notice of meeting must:

		(a)	say, if applicable, that it is an Annual General Meeting;

		(b)	say where the meeting is to be held;

		(c)	give the date and time of the meeting;

		(d)	give the general nature of the business of the meeting;

		(e)	say if any resolution will be proposed as a Special Resolution or Extraordinary Resolution; and

		(f)	say with reasonable prominence that a shareholder who can attend and vote can appoint one or more proxies (who need not be shareholders) to vote for him on a poll.

	51.3	Subject to Article 51.4, notices of meetings must be given to the shareholders, unless the Articles or the rights of the share say they are not entitled to receive them from the Company. Notice must also be given to each of the directors and to the Company’s auditors. The day when the notice is served or is treated as served (see Article 146), and the day of the meeting do not count towards the period of notice.

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	51.4	The Company can decide that only those persons entered on the Register at the close of business on a day fixed by the Company are entitled to receive notice of a meeting. This day must not be more than 21 days before the day that the notice is sent.

	51.5	If the Company cannot effectively call a General Meeting by sending notices through the post, because the postal service is suspended or restricted in either the United Kingdom or the United States (in this Article called the “affected territory”), the directors can give notice of the meeting to shareholders with addresses in the affected territory by publishing a notice in the affected territory. If it becomes possible to use the postal service again more than seven days before the meeting, the Company must send confirmation of the notice through the post. Article 142.3 describes how the advertising must be carried out. Notice published in this way will be treated as being properly served on shareholders who are entitled to receive it at noon on the day when the advertisement appears.

52	The proceedings at a General Meeting will still be valid if a person who is entitled to these things:

	(a)	is not given notice of the meeting;

	(b)	is not sent a form of proxy;

but this only applies if the omission was accidental.

53	A General Meeting can be moved at short notice

	53.1	If the directors consider that it is impractical, or unreasonable, to hold a General Meeting on the date or at the time or place stated in the notice calling the meeting, they can move or postpone the meeting, or do both of these things. If the directors do this, an announcement of the date, time and place of the rearranged meeting will, if practical, be published:

(a) in the United Kingdom, in at least two United Kingdom national newspapers; and

(b) in the United States, in The Wall Street Journal and The New York Times or such other newspaper published in the United States as the directors consider to be appropriate.

	53.2	Notice of the business of the meeting does not need to be given again. The directors must take reasonable steps to ensure that any shareholder trying to attend the meeting at the original time and place is informed of the new arrangements. If a meeting is rearranged in this way, proxy forms can be delivered, in the way required by Article 79, until 48 hours before the rearranged meeting. The directors can also move or postpone the rearranged meeting, or both, under this Article.

PROCEEDINGS AT GENERAL MEETINGS

54	The chairman of a meeting

	54.1	The Chairman of the directors will be the chairman at every General Meeting, if he is willing and able to take the chair.

	54.2	If the Company does not have a Chairman, or if the Chairman is not willing and able to chair the meeting, a Vice-Chairman will chair the meeting if he is willing and able to take the chair. If more than one Vice-Chairman is present, they will agree between themselves who will chair the meeting and if they cannot agree, the Vice-Chairman who has been a director longest will chair the meeting.

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	54.3	If the Company does not have a Chairman or a Vice-Chairman, or if neither the Chairman or any Vice-Chairman are willing and able to chair the meeting, after waiting 5 minutes from the time that the meeting is due to start, the directors who are present will choose one of themselves to act as chairman. If there is only one director present, he will be chairman, if he agrees.

	54.4	If there is no director willing and able to be chairman or if no director is present after waiting 5 minutes from the time that a meeting is due to start, then the shareholders who are present at the meeting and entitled to vote will decide which one of them is to be chairman.

	54.5	To avoid any doubt, nothing in the Articles restricts or excludes any of the powers or rights of a chairman of a meeting which are given by the general law.

55	Special Business at General Meetings

All the things which take place at an Extraordinary General Meeting are regarded as “special”. The same is true for the things done at an Annual General Meeting except for:

	(a)	the declaration of dividends;

	(b)	the consideration and adoption of the accounts and balance sheet and the reports of the directors and auditors and other documents which are required to be annexed to the accounts;

	(c)	the appointment and re-appointment of directors;

	(d)	the appointment of the auditors (unless the Companies Act requires special notice of this resolution);

	(e)	fixing or determining the method of fixing the remuneration of the directors or the auditors, or both.

56	Security, other arrangements and orderly conduct at General Meetings

	56.1	The directors or the Company Secretary can take any action and can put in place any arrangements both before and during any General Meeting that they consider appropriate for:

(a) the safety of people attending a General Meeting;

(b) proper and orderly conduct at a General Meeting; or

(c) the meeting to reflect the wishes of the majority.

This includes the power to refuse entry to, or eject from meetings, people who fail to comply with any arrangements made.

	56.2	The chairman of a meeting may take any action he considers appropriate for proper and orderly conduct at a general meeting. The chairman has the final decision on matters of procedure and on matters that arise incidentally from the business of the meeting. The chairman also has the final decision on whether a matter is procedural or incidental.

57	Overflow meeting rooms

The directors can arrange for any people who they consider cannot be seated in the main meeting room, where the chairman will be, to attend and take part in a General Meeting in an overflow room or rooms. Any overflow room will have a live video link from the main room, and a two-way sound link. The notice of the meeting does not have to give details of any arrangements

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under this Article. The directors can decide on how to divide people between the main room and any overflow room. If any overflow room is used, the meeting will be treated as being held, and taking place, in the main room.

58	Telephone Meetings

	58.1	If the directors so decide, any or all of the members (or their proxies) can take part in a general meeting by way of a conference telephone or using video teleconference equipment or by use of similar equipment designed to allow everybody to take part in the meeting.

	58.2	Taking part in this way will be counted as being present at the meeting and entitles a member (or his proxy) to vote and count in the quorum. A meeting which takes place by conference telephone or using video teleconference equipment will be treated as taking place at the place where the chairman is.

59	The quorum needed for meetings

Before a General Meeting starts to do business, there must be a quorum present. If there is not, the meeting cannot carry out any business. The meeting can still choose a chairman, which does not count as carrying out business for these purposes. Unless the Articles say otherwise, a quorum for all purposes is two people who are entitled to vote. They can be personally present or proxies for shareholders or a combination of shareholders and proxies. In the Articles, a shareholder which is a company is considered to be present if it is represented by a duly authorised representative.

60	The procedure if there is no quorum

This Article applies if a quorum is not present within five minutes of the time fixed for a General Meeting to start or if there is no longer a quorum present at any time during a General Meeting. If the meeting was called by shareholders it is dissolved. Any other meeting is adjourned to any day, time and place stated in the notice of meeting. If the notice does not provide for this, the meeting is adjourned to a day, time and place decided on by the chairman. At the reconvened meeting, a quorum is one shareholder personally present or a proxy for one shareholder.

61	Directors and other persons at General Meetings

	61.1	All of the directors can attend and speak at shareholders’ meetings. The directors can do this whether or not they are also shareholders.

	61.2	The chairman of a meeting may also allow any other person to attend and speak where he considers that this will help the business of the meeting.

62	Adjourning meetings

	62.1	The chairman of a meeting can adjourn a meeting which has a quorum present for any reason, whether or not this is agreed by the meeting. For example, the chairman may adjourn the meeting if he considers that:

(a) there is not enough room for the number of shareholders who wish to attend the meeting;

(b) the behaviour of the people present prevents, or is likely to prevent, the business of the meeting being carried out in an orderly way; or

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(c) an adjournment is necessary for any other reason, so that the business of the meeting can be properly carried out.

	62.2	The adjournment can be to a time, date and place proposed by the chairman. It can also be an indefinite adjournment.

	62.3	The chairman must adjourn a meeting if the meeting directs him to do this. In these circumstances the meeting will decide how long the adjournment will be, and where it will adjourn to.

	62.4	If a meeting is adjourned indefinitely, the directors will fix the time, date and place of the adjourned meeting.

	62.5	Meetings can be adjourned more than once. But if a meeting is adjourned for three months or more or indefinitely, at least 7 clear days’ notice must be given for the adjourned meeting in the same way as was required for the original meeting. If a meeting is adjourned for less than three months, there is no need to give notice about the adjourned meeting, or about the business to be considered there.

	62.6	A reconvened meeting can only deal with business that could have been dealt with at the meeting which was adjourned.

	62.7	Meetings can only be adjourned as set out in this Article 62, or in Article 60 above.

63	Confidential information

No shareholder at a shareholders’ meeting is entitled to require disclosure of or any information about any detail of the Company’s trading, or any matter that is or may be in the nature of a trade secret, commercial secret or secret process, or that may relate to the conduct of the business of the Company, if the directors decide it would be inexpedient in the interests of the Company to make that information public.

64	Amending resolutions

	64.1	Amendments can be proposed to any resolution if they are only clerical amendments, or amendments to correct some other obvious error in the resolution.

	64.2	No other amendments can be proposed to any Special or Extraordinary Resolution.

	64.3	Amendments to an Ordinary Resolution which are within the scope of the resolution can be proposed if:

(a) notice of the proposed amendment is delivered to the Registered Office at least 48 hours before the time of the meeting, or adjourned meeting; or

(b) the chairman of the meeting decides that the amendment is appropriate for consideration by the meeting.

No other amendments can be proposed to an Ordinary Resolution.

	64.4	If the Chairman, acting in good faith, rules an amendment out of order, any error in that ruling will not affect the validity of a vote on the resolution.

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VOTING PROCEDURES

65	How votes are taken

If a resolution is put to the vote at a General Meeting, it will be decided by poll.

66	How a poll is taken

	66.1	The chairman of the meeting decides how a poll will be carried out. The result is treated as the decision of the meeting where the poll was demanded, even if the poll is carried out after the meeting.

	66.2	The chairman can:

(a) appoint scrutineers (who need not be shareholders);

(b) set a day, time and place which he decides on for the result of the poll to be declared.

	66.3	If a poll is called, a shareholder can vote either personally or by his proxy. If a shareholder votes on a poll, he does not have to use all of his votes; nor does he have to cast all his votes in the same way.

67	Timing of a poll

A poll on a vote to elect the chairman of the meeting or to adjourn the meeting must be taken immediately at the meeting. Any other poll can either be taken immediately at the meeting or at another time (within 30 days of the meeting) and place as decided by the chairman. No notice is required for a poll which is not taken immediately if the time and place of the poll are announced at the meeting. Otherwise 7 clear days’ notice must be given of the time and place of the poll.

68	The chairman’s casting vote

If the votes are equal the chairman of the meeting is entitled to a further, casting vote. This is in addition to any other votes which he may have as a shareholder, or as a proxy.

69	Shareholders which are companies

	69.1	A shareholder which is a company can appoint any one person it chooses to act as its representative at a shareholders’ meeting.

	69.2	Anyone appointed under Article 69.1 can exercise any powers which the shareholder appointing him would have if it were an individual shareholder.

	69.3	If a person appointed under Article 69.1 attends a General Meeting or other meeting for which he is appointed, he is treated for the purpose of these Articles as if he were a shareholder present in person and holding the shares to which the appointment relates.

70	Approved Depositaries

	70.1	Subject to these Articles and the legislation, an Approved Depositary can appoint as its proxy or proxies in relation to any Ordinary Shares which it holds, anyone it thinks fit and can decide how and on what terms to appoint them. Each appointment must state the number of Ordinary Shares it relates to and the total number of Ordinary Shares in respect of which appointments exist at any time must not be more than the total number of Ordinary Shares (the Depositary Shares) which are registered in the name of the Approved Depositary or its nominee at that time.

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70.2	The Approved Depositary must keep a register (the Proxy Register) of each person it has appointed as a proxy under Article 70.1 (an Appointed Proxy) and the number of Depositary Shares (his Appointed Number) to which the appointment relates. The directors will decide what information about each Appointed Proxy is to be recorded in the Proxy Register. Any person authorised by the Company may inspect the Proxy Register during usual business hours and the Approved Depositary will give such person any information which he requests as to the contents of the Proxy Register.

70.3	An Appointed Proxy may only attend a General Meeting if he provides the Company with written evidence of his appointment as such. This must be in a form agreed between the directors and the Approved Depositary.

70.4	Subject to the legislation and to these Articles, and so long as the Approved Depositary or a nominee of the Approved Dispositary holds at least his Appointed Number of Ordinary Shares, an Appointed Proxy is entitled to attend a General Meeting which holders of Ordinary Shares are entitled to attend, and he is entitled to the same rights, and subject to the same obligations, in relation to his Appointed Number of Depositary Shares as if he had been validly appointed in accordance with Articles 78 and 79 by the registered holder of these shares as its proxy in relation to those shares.

70.5	An Appointed Proxy may appoint another person as his proxy for his Appointed Number of Depositary Shares, as long as the appointment is made and deposited in accordance with Articles 78 and 79, and these Articles apply to that appointment and to the person so appointed as though those Depositary Shares were registered in the name of the Appointed Proxy and the appointment was made by him in that capacity. The directors may require such evidence as they think appropriate to decide that such appointment is effective.

70.6	For the purposes of determining who is entitled as an Appointed Proxy to exercise the rights conferred by Articles 70.4 and 70.5 and the number of Depositary Shares in respect of which a person is to be treated as having been appointed as an Appointed Proxy for these purposes, the Approved Depositary can decide that the Appointed Proxies who are so entitled are the people entered in the Proxy Register at a time and on a date (a Record Time) agreed between the Approved Depositary and the Company.

70.7	When a Record Date is decided for a particular purpose:-

(a) an Appointed Proxy is to be treated as having been appointed for that purpose for the number of shares appearing against his name in the Proxy Register as at the Record Time; and

(b) changes to entries in the Proxy Register after the Record Time will be ignored for this purpose.

70.8	Except for recognising the rights given in relation to General Meetings by appointments made by Appointed Proxies pursuant to Article 70.5, the Company is entitled to treat any person entered in the Proxy Register as an Appointed Proxy as the only person (other than the Approved Depositary) who has any interest in the Depositary Shares in respect of which the Appointed Proxy has been appointed.

70.9	At a General Meeting the Chairman has the final decision as to whether any person has the right to vote or exercise any other right relating to any Depositary Shares. In any other situation, the Directors have the final decision as to whether any person has the right to exercise any right relating to any Depositary Shares.

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71	Written resolutions

Subject to the legislation, the Company may pass a resolution in the form of a written resolution. It is just as effective as if it were passed at a General Meeting which had been convened and held properly. The resolution must be signed by or on behalf of each shareholder who would have been entitled to vote on it at a General Meeting if he was present and it was proposed. For this purpose, different shareholders can sign different copies of the resolution provided that the copies are all the same. These copies can be fax or electronic copies.

72	The effect of a declaration by the chairman

	72.1	Any of the following declarations by the chairman of the meeting which is entered in the minutes of the meeting is conclusive proof that:

		(a)	a resolution has been carried;

		(b)	a resolution has been carried unanimously;

		(c)	a resolution has been carried by a particular majority;

		(d)	a resolution has been lost; or

		(e)	a resolution has been lost by a particular majority.

	72.2	There is no need to prove the number, or proportion, of votes recorded for or against the resolution.

VOTING RIGHTS

73	The votes of shareholders

	73.1	Where there is a poll, a shareholder who is present in person or by proxy has one vote for every share which he holds. This is subject to Article 73.2 below and to the other provisions of the Articles and to any special rights or restrictions which are given to any class of shares. A representative of a company has one vote for every share which he is treated as holding (see Article 69).

	73.2	For the purposes of determining which people may attend or vote at a meeting and how many votes such people have, the notice of the meeting may give a time by which people must be entered on the Register in order to be entitled to attend or vote at the meeting. This time must be not more than 48 hours before the time fixed for the meeting.

74	Shareholders who owe money to the Company

Unless the directors decide otherwise, the only people who can attend or vote at shareholders’ meetings are shareholders who have paid the Company all calls, and all other sums, relating to their shares which are due at the time of the meeting. This applies both to attending a meeting personally and to appointing a proxy.

75	Failure to comply with a notice under Section 212 of the Companies Act

	75.1	This Article applies if any shareholder, or any person appearing to be interested in shares held by such holder, has been properly served with a notice under Section 212 of the Companies Act, requiring information about interests in shares, and has failed for a period of 14 days to supply to the Company the information required by that notice. Then (unless the directors otherwise

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decide) the shareholder is not (for so long as the failure continues) entitled to attend or vote either personally or by proxy at a shareholders’ meeting or to exercise any other right in relation to shareholders’ meetings as holder of:

	(a)	the shares in relation to which the default occurred (called default shares);

	(b)	any further shares which are issued in respect of default shares; and

	(c)	any other shares held by the shareholder holding the default shares.

75.2	Any person who acquires shares subject to restrictions under Article 75.1 is subject to the same restrictions, unless:

	(a)	the transfer was an approved transfer (see Article 75.11);

	(b)	the transfer was by a shareholder who was not himself in default in supplying the information required by the notice under Article 75.1 and a signed declaration as referred to in Article 75.3 is provided.

75.3	Where the default shares represent 0.25 per cent or more of the existing shares of a class, the directors can in their absolute discretion direct, by giving notice (a direction notice) to the shareholder, that:

	(a)	any dividend or part of a dividend or other money which would otherwise be payable on the default shares shall be retained by the Company (without any liability to pay interest when such money is finally paid to the shareholder); and/or

	(b)	the shareholder shall not be entitled to elect to receive shares in place of dividends withheld; and/or

	(c)	(subject to the requirements of the relevant system in relation to shares in uncertificated form) no transfer of any of the shares held by the shareholder shall be registered unless:

(i) either the transfer is an approved transfer (see Article 75.11);

(ii) or the shareholder is not himself in default as regards supplying the information required; and (in this case)

(a) the transfer is of part only of his holding; and

(b) when presented for registration, the transfer is accompanied by a signed declaration by the shareholder. This must be in a form satisfactory to the directors and state that after due and careful enquiry the shareholder is satisfied that none of the shares included in the transfer are default shares.

75.4	Any direction notice may treat certificated and uncertificated shares of a shareholder as separate holdings and either apply only to certificated shares or to uncertificated shares or make different provision for certificated and uncertificated shares. In the case of shares in uncertificated form the directors can only use their discretion to prevent a transfer if this is allowed by the CREST Regulations.

75.5	The Company must send a copy of the direction notice to each other person who appears to be interested in the shares covered by the notice, but if it fails to do so, this does not invalidate the direction notice.

75.6	Once a direction notice has been given, the directors are free to cancel it or exclude any shares from it at any time they think fit, but otherwise it has the effect which it states while the default resulting in the notice continues. In addition, a direction notice ceases to apply when the directors

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decide that the default resulting in the notice has been cured (which they must do within one week of the default being cured). The Company must give the shareholder immediate written notice of the directors’ decision.

	75.7	A direction notice also ceases to apply to any shares which are transferred by a shareholder in a transfer which would be permitted under Article 75.3 even where a direction notice restricts transfers.

	75.8	Where a person who appears to be interested in shares has been served with a notice under Section 212 of the Companies Act and the shares in which he appears to be interested are held by an Approved Depositary, this Article shall be treated as applying only to the shares which are held by the Approved Depositary in which that person appears to be interested and not (so far as that person’s apparent interest is concerned) to any other shares held by the Approved Depositary.

	75.9	Where the shareholder on which a notice under Section 212 of the Companies Act is served is an Approved Depositary, the obligations of the Approved Depositary as a shareholder will be limited to disclosing to the Company any information relating to any person who appears to be interested in the shares held by it which has been recorded by it in accordance with the arrangement under which it was appointed as an Approved Depositary.

	75.10	For the purposes of this Article a person is treated as appearing to be interested in any shares if the shareholder holding such shares has been served with a notice under Section 212 of the Companies Act and:

(a) the shareholder has named such person as being so interested; or

(b) (after taking into account the response of the shareholder to such notice and any other relevant information) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares.

	75.11	For the purposes of this Article a transfer of shares is an approved transfer if:

(a) it is a transfer of shares to an offeror under an acceptance of a takeover offer (as defined in Section 428 of the Companies Act); or

(b) the directors are satisfied that the transfer is made pursuant to a bona fide sale of the whole of the beneficial ownership of the shares to a party unconnected with the shareholder or with any person appearing to be interested in the shares. This includes such a sale made through the London Stock Exchange or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded. For this purpose any associate (as that term is defined in Section 435 of the Insolvency Act 1986) is included amongst the persons who are connected with the shareholder or any person appearing to be interested in the shares.

	75.12	This Article does not restrict in any way the provisions of the Companies Act which apply to failures to comply with notices under Section 212 of that Act.

76	Votes of shareholders who are of unsound mind

This Article applies where a court or official with powers relating to mental disorder has appointed a person to manage a shareholder’s affairs, including the exercise of voting rights on shares. The person appointed to act for the shareholder can vote for the shareholder and exercise other rights at shareholders’ meetings. This includes appointing a proxy and voting on a poll. However, this only applies if any evidence which the directors may require of the person’s authority to do these

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things is delivered to the office where the Register is kept or some other place specified in accordance with the Articles for delivery of proxies at least 24 hours before the time fixed for the relevant meeting (or adjourned meeting).

77	The votes of joint holders

This Article applies to shares held by joint shareholders. If more than one of the joint shareholders votes, the only votes which will count are the votes of the person whose name is listed before the names of the other(s) of these voters on the Register for the share.

78	Completing proxy forms

	78.1	A proxy form can be in any form which is commonly used, or in any other form which the directors approve. It must provide for two-way voting on all resolutions to be proposed at a meeting other than those relating to procedure. A proxy form must be sent by post or, subject to the legislation, by fax or by electronic communication, by the Company to all persons entitled to notice of a meeting and to attend and vote at it.

	78.2	A proxy form must be in writing. A proxy form given by an individual must be signed by the shareholder appointing the proxy, or by an attorney who has been properly appointed in writing. If a proxy is appointed by a company, the form should be either sealed with the company’s seal or signed by an officer or an attorney who is properly authorised to act on behalf of the company. Signatures need not be witnessed.

	78.3	The directors may decide to allow a proxy to be appointed in electronic form, for example via the Internet , by telephone, or by fax, subject to any limitations, restrictions or conditions they decide, and subject to the legislation, and Article 78.2 does not apply to a proxy form delivered in such a way but the directors may require such evidence as they think appropriate to decide that the proxy appointment is effective.

	78.4	A proxy need not be a shareholder. A shareholder can appoint more than one proxy for the same meeting. He can appoint a proxy and still attend and vote in person.

79	Delivering proxy forms

	79.1	A proxy form must be delivered to the place or places within the United Kingdom or in the United States, or, if the directors decide to accept proxy forms delivered electronically , by telephone, or by fax in the way, stated in the notice of meeting, or in the proxy form. If no other place is stated, it must be delivered to the office where the Register is kept. It must be delivered at least:

(a) 48 hours before the time fixed for the meeting, or adjourned meeting; or

(b) 48 hours before a poll is taken, if the poll is not taken on the same day as the meeting or adjourned meeting.

	79.2	If a proxy form is signed by an attorney, the power of attorney or other authority relied on to sign it, or a copy which has been certified by a notary or in accordance with the Powers of Attorney Act 1971, or an office copy, must be delivered with the proxy form, unless the power of attorney has already been registered with the Company.

	79.3	If Article 79 is not complied with, the proxy will not be able to act for the person who appointed him.

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	79.4	A proxy form delivered by an Approved Depositary except in respect of a person appointed in accordance with Article 70 may be delivered to the appropriate place referred to in Article 79.1 by fax or in any other way the directors decide.

	79.5	If a proxy form which relates to several meetings has been properly delivered for one meeting, or adjourned meeting, it does not need to be delivered again for any later meeting which the proxy form covers.

80	Revocation of proxies

	80.1	Any vote by a proxy or by a company representative will be valid even though:

		(a)	the person who appointed the proxy has died or is of unsound mind;

		(b)	the proxy form has been revoked;

		(c)	the appointment of the company representative has been revoked; or

		(d)	the authority of the person who signed the proxy form for the shareholder has been revoked.

	80.2	However, this does not apply if written notice of such a fact has been received at the office where the Register is kept or at any other place specified as a place where the proxy could be delivered (or such notice has been given electronically or by telephone if the appointment could have been made in these ways) at least 24 hours before:

		(a)	the meeting or adjourned meeting starts; or

		(b)	the time fixed on a later day to take a poll.

81	Proxies speaking at meetings

A proxy or an Appointed Proxy may speak at a meeting.

82	Proxies for amendments and adjournments

A proxy is entitled to vote on any amendment of a resolution put to the meeting to which his appointment relates. The proxy can vote as he thinks fit. His appointment as proxy is equally valid for the original meeting and any adjournment.

83	Expiry of proxies

	83.1	The appointment of a proxy other than an Appointed Proxy only remains valid for 12 months.

	83.2	Where more than one valid proxy form is delivered for the same meeting in respect of the same shares, the one delivered last is taken to replace the others. If the proxy forms conflict and the Company cannot tell which was delivered last, none is valid.

84	Challenging votes

Any objection to the right of any person to vote must be made at the meeting (or adjourned meeting) or poll at which the vote is cast. If a vote is not disallowed at the meeting or poll, it is valid for all purposes and if a vote is not counted at a meeting, this will not affect the decision of the meeting. Any objection must be raised with the chairman of the meeting. His decision is final.

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DIRECTORS

85	The number of directors

There must be at least six directors, and not more than 24. This does not include alternate directors. But the shareholders can vary this maximum and/or minimum by passing an Ordinary Resolution.

86	Qualification to be a director

A director need not be a shareholder.

87	Directors’ fees and expenses

	87.1	The directors can decide on the amount, timing and manner of payment of fees to be paid by the Company to the directors for acting as directors. These fees can be satisfied in cash or in any other form.

	87.2	If the directors decide to satisfy any of these fees in shares or in any other non-cash form, the value of the shares or other assets to be counted towards this limit will be their value at the time the entitlement to them is first allocated, or provisionally allocated, to the director. This value will be taken into account for the purpose of the limit in the year in which the entitlement is first allocated, or provisionally allocated, and not in any later year when the fees, shares or other assets are actually paid or delivered to the director. This paragraph applies even if:

		(a)	the director’s entitlement to the fees, or to receive the assets, is subject to conditions which will, or may, be fulfilled at a later time;

		(b)	the fees, shares or other assets are to be, or may be, paid or delivered to the director at a later time or the director elects, agrees or is required to receive the cash equivalent of the shares or other assets as determined by reference to their value at such later time;

		(c)	the Company has not paid for the relevant shares or other assets at the time the director first becomes, or becomes provisionally, entitled to them, and their value subsequently changes.

	87.3	Unless an Ordinary Resolution is passed saying otherwise, the fees will be divided between some or all of the directors in the way that they decide. If they fail to decide, the fees will be shared equally by the directors, except that any director holding office as a director for only part of the period covered by the fee is only entitled to a pro rata share covering that part period.

88	Special pay

	88.1	The directors can award special pay to any director who:

		(a)	holds any executive post;

		(b)	acts as Chairman or Vice-Chairman;

		(c)	serves on any committee of the directors; or

		(d)	performs any other services which the directors consider to extend beyond the ordinary duties of a director.

	88.2	Special pay can take the form of salary, commission or other benefits or can be paid in some other way. This is decided on by the directors.

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89	Directors’ expenses

	89.1	The directors can also repay to a director all reasonable travelling, hotel and other expenses properly incurred:

		(a)	to attend and return from shareholders’ or debenture holders’ meetings;

		(b)	to attend and return from directors’ meetings;

		(c)	to attend and return from meetings of committees of the directors; or

		(d)	in other ways in connection with performance of their duties for the Company.

	89.2	The directors can award extra pay to any director who, at the request of the directors, performs special services or goes or lives abroad for any purposes of the Company.

90	Directors’ pensions and other benefits

	90.1	It is entirely for the directors to decide whether to provide:

		(a)	pensions;

		(b)	insurance;

		(c)	gratuities; or

		(d)	other allowances or benefits

to any people who are, or who were, directors or employees of the Company or any of its subsidiaries or any associated or acquired company or business. The directors can decide to extend these arrangements to any family member of such a person or anyone who is or was dependent on him. This includes a present or former spouse. The directors can decide to contribute to any scheme or fund or to pay premiums to a third party for these purposes.

	90.2	As permitted by section 719 of the Companies Act, the directors can make appropriate provision for the benefit of any present or former employee of the Company or any of its subsidiaries in connection with the cessation or the transfer of all or some of the undertaking of the Company or that subsidiary. The directors must decide on any provision of this kind by passing a resolution in accordance with section 719 of the Companies Act.

91	Appointing directors to various posts

	91.1	Subject to the legislation, the directors can appoint any director as Chief Executive, and can appoint one or more directors as managing director or to any other executive position (except the Company’s auditor) they decide on. So far as the legislation allows, they can decide on how long these appointments will be for, and on their terms. They can also vary or end such appointments.

	91.2	A director will automatically stop holding any executive office if he is no longer a director. If a director’s appointment ends by virtue of this Article, this does not prejudice any claim for breach of contract against the Company which may otherwise apply. He will not stop being a director because he stops holding the executive office.

	91.3	The directors can determine the pay and benefits of any managing director or other director appointed to an executive position. The pay and benefits can take any form at all. It may include membership of any pension or life assurance scheme or similar arrangement or any payment to him or his dependants after retirement or death.

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91.4	The directors can give a managing director or any other director appointed to an executive post any of the powers which they jointly have as directors. These powers can be given on terms and conditions decided on by the directors either in parallel with, or in place of, the powers of the directors acting jointly. The directors can change the basis on which such powers are given or withdraw such powers from the executive.

CHANGING DIRECTORS

92	Age limits

Provisions of the legislation which, read with these Articles, would restrict the appointment of a director or require him to stop being a director because he has reached a particular age do not apply to the Company. This includes restrictions and requirements involving special formalities once an age limit is reached.

93	Retiring by rotation

At every Annual General Meeting one-third of the current directors must retire as directors. If one- third is not a whole number, the number of directors to retire is the number which is nearest to one-third. If there are less than three directors, they will all retire.

94	Selecting the directors to retire by rotation

	94.1	This Article states, subject to the legislation, which directors must retire at an Annual General Meeting under Article 93:

		(a)	first, any director who was in office at the time of the two previous annual general meetings and who did not retire by rotation at either of them;

		(b)	secondly, if the number of directors retiring remains less than the minimum number who must retire by rotation under these Articles, additional directors up to that number must retire. The directors who must retire in this manner are those who have been directors longest since they were last elected. If there are directors who were last elected on the same date, they can agree on who is to retire. If they do not agree, they must draw lots to decide.

	94.2	The selection of directors to retire is based on the number and identity of the directors when the notice of the Annual General Meeting is given. It is not affected by anything which happens between then and the meeting.

95	Re-electing a director who is retiring

	95.1	At the General Meeting at which a director retires the shareholders can pass an Ordinary Resolution to re-elect the director or to elect some other eligible person in his place. If such an Ordinary Resolution is not passed, the retiring director is automatically re-elected unless:

		(a)	the meeting expressly resolves not to appoint a director to fill the vacancy;

		(b)	the director has told the Company in writing that he does not wish to be re-elected;

		(c)	the Ordinary Resolution is not passed because Article 96 is breached; or

		(d)	a resolution to re-appoint the director is put to the meeting and not passed.

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	95.2	A director retiring at a General Meeting retires at the end of that meeting or (if earlier) when a resolution is passed to appoint someone in his place or when a resolution to re-appoint him as a director is lost. Where a retiring director is re-elected (or treated as re-elected under Article 95.1) he continues as a director without a break.

96	Election of two or more directors

A single resolution for the election of two or more directors is void unless the putting of the resolution in this form has been approved by an earlier procedural vote taken at the General Meeting, with no votes cast against.

97	People who can be directors

	97.1	Only the following people can be elected as directors at a General Meeting:

(a) a director who is retiring at the meeting;

(b) a person who is recommended by the directors;

(c) a person who has been proposed in the following way. A shareholder who is entitled to attend and vote at the meeting (other than the proposed director) must deliver a written notice to the Company saying that he intends to propose the person for election. This notice must be delivered at least 14 clear days before the meeting, but not more than 35 clear days before. The person to be proposed must confirm in writing that he is willing to be elected, and his confirmation must be included with the notice. The notice must include the details which would need to be included in the Company’s register of directors.

98	The power to fill vacancies and appoint extra directors

	98.1	The directors can appoint any person as an extra director (if Article 85 allows this), or to fill a vacancy. Any director appointed in this way must retire at the first Annual General Meeting after his appointment. At this Annual General Meeting he can be elected by the shareholders as a director. A director who retires in this way is not taken into account in deciding which and how many directors should retire by rotation at the Annual General Meeting (see Article 94).

	98.2	At a General Meeting the shareholders can also pass an Ordinary Resolution to fill a vacancy or to appoint an extra director (if Article 85 allows this). The shareholders can also decide the rotation in which any extra directors must retire. The new director must be willing to act.

99	Removing and appointing directors by an Ordinary Resolution

	99.1	The shareholders can pass an Ordinary Resolution to remove a director, even though his time in office has not ended. This applies despite anything else said in the Articles, or in any agreement between the Company and any director. Special notice of the Ordinary Resolution must be given to the Company as required by the legislation. But if a director is removed in this way, it will not affect any claim which he may have for damages for breach of any contract of service he may have.

	99.2	For a period of three years from the date of the completion of the merger of Glaxo Wellcome plc and SmithKline Beecham plc, the service contract of any executive director can only be terminated if two-thirds of the directors present and voting at a board meeting vote in favour of a resolution to do so.

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	99.3	The shareholders can pass an Ordinary Resolution to appoint a person to replace a director who has been removed in this way. A person appointed under this Article to replace a director who has been removed retires by rotation under Article 94 when the director he replaces would have been due to retire. If no director is appointed under this Article, the vacancy can be filled under Article 98.

100	When directors are disqualified

	100.1	Any director automatically ceases to be a director in any of the following circumstances:

		(a)	If a bankruptcy order is made against him.

		(b)	If he makes any arrangement or composition with his creditors or applies for an interim order under Section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act.

		(c)	If he is or may be suffering from mental disorder and either:

(i) he is admitted to hospital as a result of an application under the Mental Health Act 1983 or any similar law of any jurisdiction; or

(ii) a court order has been made for his detention or for the appointment of someone to exercise powers over his property or affairs.

		(d)	If he has missed directors’ meetings for a continuous period of six months, without permission from the directors, and the directors pass a resolution stating that he has ceased to be a director.

		(e)	If he is prohibited from being a director under the legislation.

		(f)	If (not being appointed for a fixed term) he gives the Company notice of his resignation.

		(g)	If he gives the Company a letter in which he offers to resign and the directors decide to accept this offer.

		(h)	If there are at least 3 other directors, and all of the other directors sign a notice requiring the director to resign. He will cease to be a director when the notice is served on him. But if a director is removed in this way this is an act of the Company which does not affect any claim for damages for breach of any contract of service which he may have.

	100.2	If a director stops being a director for any reason, he will also automatically cease to be a member of any committee or sub-committee of the directors.

DIRECTORS’ MEETINGS

101	Directors’ meetings

The directors can decide when to have meetings and how they shall be conducted, and on the quorum. They can also adjourn their meetings. This is subject to the provisions of these Articles.

102	Who can call directors’ meetings

A meeting can be called by any director. The Company Secretary must also call a meeting if a director requests a meeting.

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103	How directors’ meetings are called

Meetings are called by serving a notice on all the directors. Any director can waive notice of any meeting, including one which has already taken place. Notice is served personally or by word of mouth or sent in writing to the director’s last known address or any other address supplied to the Company. The address may be in the United Kingdom or elsewhere, and notice given to a director who is out of the United Kingdom does not need to be given any earlier than notice given to directors who are in the United Kingdom. Any director can waive notice of any directors’ meeting, including one which has already taken place.

104	Quorum

If no other quorum is fixed by the directors, four directors are a quorum. A meeting at which a quorum is present can exercise all the powers and discretions of the directors. If no director objects, a director who ceases to be a director at a meeting can stay and be counted in the quorum if a quorum would not otherwise be present.

105	The chairman of directors’ meetings

The directors can elect any directors as Chairman or as one or more Vice-Chairmen and may at any time remove any of them from that office. If the Chairman is at a meeting, he will chair it unless he does not wish to do so. If the Chairman does not take the chair, a Vice-Chairman will do so, if one is present and willing to do so. If more than one Vice-Chairman is present, the most senior Vice-Chairman is entitled to take the chair, unless the directors decide otherwise. If there is no Chairman or Vice-Chairman present and willing to take the chair within five minutes of the time when the meeting is due to start, the directors who are present can choose which one of them will be the chairman of the meeting.

106	Voting at directors’ meetings

Matters for decision which arise at a directors’ meeting will be decided by a majority vote. If votes are equal, the chairman of the meeting shall have a second, casting vote.

107	Directors can act even if there are vacancies

	107.1	The remaining directors or a sole remaining director can continue to act even if one or more of them ceases to be a director. But if the number of directors falls below the number fixed as a quorum the remaining director(s) can only:

		(a)	either appoint further directors to make up the shortfall; or

		(b)	convene a General Meeting.

	107.2	If no director or directors are willing or able to act under this Article, any two shareholders can call a General Meeting to appoint extra directors.

108	Telephone meetings

	108.1	Any or all of the directors, or members of a committee, can take part in a meeting of the directors or of a committee:

		(a)	by way of a conference telephone or video teleconference equipment or by use of similar equipment designed to allow everybody to take part in the meeting; or

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		(b)	by a series of telephone calls from the chairman of the meeting.

	108.2	Taking part in this way will be counted as being present at the meeting and entitles a director to vote and count in the quorum. A meeting which takes place by conference telephone or using video conference equipment or by a series of calls from the chairman will be treated as taking place at the place where the chairman is.

109	Resolutions in writing

This Article applies to a written resolution which is signed by all of the directors who would be entitled to vote on the resolution at a directors’ meeting or committee meeting and who are at least sufficient in number to form a quorum. This kind of resolution is just as valid and effective as a resolution passed by the directors at a meeting or committee meeting which is properly called and held. The resolution can be passed using several copies of a document, if each document is signed by one or more directors. These copies can be fax or electronic copies. This Article also applies to written resolutions by committees of directors. A resolution agreed and signed by an alternate director need not be agreed and signed by his appointor, and vice versa.

110	The validity of directors’ actions

Everything which is done by any directors’ meeting, or by a committee of the directors, or by a person acting as a director, or as an alternate director, or as a member of a committee, will be valid even though it is discovered later that any director, or person acting as a director, was not properly appointed. This also applies if it is discovered later that anyone was disqualified from being a director, or had ceased to be a director, or was not entitled to vote. In any of these cases in favour of anyone dealing with the Company in good faith anything done will be as valid as if there was no defect or irregularity of the kind referred to in this Article.

DIRECTORS’ INTERESTS

111	Directors’ interests in transactions with the Company

	111.1	If the legislation allows and he has disclosed the nature and extent of his interest to the directors, a director can:

		(a)	hold any other position (other than auditor) in the Company as well as being a director;

		(b)	have any kind of interest in any existing or proposed contract, transaction or arrangement with or involving the Company or in which the Company has an interest;

		(c)	have any kind of interest in any existing or proposed contract, transaction or arrangement with or involving another company in which the Company has some interest;

		(d)	be a director or other officer of, or employed by, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested;

		(e)	either alone or through some firm with which he is associated do paid professional work for the Company (other than as auditor of the Company).

	111.2	A director does not have to hand over to the Company any benefit he receives as a result of anything allowed under Article 111.1. Nothing allowed under Article 111.1 will be invalidated just because of the interest or benefit which the director has.

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112	When directors can vote on things which they are interested in

	112.1	Unless the Articles say otherwise, a director cannot cast a vote at a directors’ meeting or a committee meeting on any contract, arrangement or any other kind of proposal in which he has an interest or duty, and which he knows is a material one. A director may not be included in the quorum of a meeting in relation to any resolution he is not allowed to vote on.

	112.2	For the purposes of Article 112:

		(a)	interests of a person who is connected with a director under section 346 of the Companies Act are added to the interests of the director himself;

		(b)	interests or duties purely as a result of an interest in the Company’s shares, debentures or other securities are disregarded; and

		(c)	in relation to an alternate director, an interest of his appointor is treated as an interest of the alternate director in addition to any interest which the alternate director has otherwise.

	112.3	But, if the legislation allows this, a director can vote, and be counted in the quorum, on any resolution about any of the following things, as long as the only material interests he has in it are included in the following list:

		(a)	a resolution to give him, or any other person, any guarantee, any security, or any indemnity, for any money which he, or that other person, has lent at the request of, or for the benefit of the Company, or any of its subsidiaries;

		(b)	a resolution to give him, or any other person, any guarantee, any security, or any indemnity, for any liability which he, or that other person, has incurred at the request of, or for the benefit of, the Company, or any of its subsidiaries;

		(c)	a resolution to give any guarantee, security or indemnity to any other person for a debt or obligation which is owed by the Company or any of its subsidiaries, to that other person, if the director has (by giving a guarantee, indemnity or security), taken any responsibility for some or all of that debt or obligation;

		(d)	a resolution about any proposal relating to an offer for subscription, purchase or exchange of any shares or debentures, or other securities, of or by the Company, or any of its subsidiaries, if the director takes part or intends to take part in the underwriting or sub-underwriting of the offer;

		(e)	a resolution about any proposal involving any other company if the director (together with any person connected with the director under section 346 of the Companies Act) has a direct or indirect interest of any kind in that company (including an interest by holding any position in that company, or by being a shareholder of that company). But this does not apply if he knows that he, and any persons connected with him, hold an interest in shares (as defined for sections 198 to 211 of the Companies Act) representing 1 per cent or more of:

(i) any class of equity share capital; or

(ii) the voting rights in any such company;

Any of these interests of 1 per cent or more are treated for the purposes of this Article as being material interests (but see Article 112.5);

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		(f)	any arrangement for the benefit of employees of the Company, or any of its subsidiaries, which limits the privileges or benefits which he can receive to those generally given to the employees to whom the arrangement relates; or

		(g)	a resolution about any proposal relating to any insurance which the Company can buy and renew for the benefit of directors, or of a group of people which includes directors.

	112.4	This Article 112.4 applies if the directors are considering proposals about appointing two or more directors to positions with the Company or any company in which the Company is interested. It also applies if the directors are considering setting or changing the terms of the appointment. These proposals can be split up to deal with each director separately. If this is done, each director can vote and be included in the quorum for each resolution, except the one concerning him. But he cannot vote if the resolution relates to appointing him to a company which the Company is interested in if he has an interest of 1 per cent or more in that company in the way described in Article 112.3.

	112.5	For the purposes of determining whether a proposal concerns a company in which a director is interested, the following are to be ignored:

		(a)	any shares held by a director as bare or custodian trustee and in which he has no beneficial interest;

		(b)	any shares comprised in a trust in which the director’s interest is in reversion or remainder if and so long as some other person is entitled to receive the income thereof; and

		(c)	any shares comprised in an authorised unit trust in which the director is only interested as a unit holder.

	112.6	A director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

	112.7	If any question comes up at a meeting about whether a director has a material interest, or whether he can vote, and the director does not agree to abstain from voting on the issue, the question shall be referred to the chairman of the meeting. The chairman’s ruling about any other director is final and conclusive, unless the kind and extent of the director’s interests have not been fairly disclosed to the directors. If a question arises in respect of the Chairman, it shall be determined by a resolution on which the Chairman shall not vote. The resolution is final and conclusive, unless the kind and extent of the Chairman’s interests have not been fairly disclosed to the directors.

113	More about directors’ interests

For the purpose of Articles 111 and 112:

		(a)	a general notice given to the directors that a director has an interest of the kind stated in the notice in any contract, transaction or arrangement involving any company or person identified in the notice is treated as a standing disclosure that the director has such interest;

		(b)	interests which are unknown to the director and which it is unreasonable to expect him to know about are ignored; and

		(c)	subject to the legislation, the Company may by Ordinary Resolution suspend or relax the provisions of Articles 111 and 112 to any extent or ratify any contract which has not been properly authorised in accordance with Article 111 and/or 112.

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DIRECTORS’ COMMITTEES

114	Delegating powers to committees

	114.1	The directors can delegate any of their powers or discretions to committees. This includes powers or discretions relating to directors’ pay or giving benefits to directors. Any committee may consist of any persons selected by the directors and must comply with any regulations laid down by the directors. If the directors have delegated any power or discretion to a committee, any references in these Articles to the directors exercising that power or discretion include its exercise by the committee.

	114.2	Unless the directors decide not to allow this, a committee can sub-delegate powers and discretions to sub-committees. References in these Articles to committees include sub-committees permitted under this Article.

115	Committee procedure

The Articles which regulate directors’ meetings and their procedure will also apply to committee meetings (if they can apply to committee meetings), unless these are inconsistent with any regulations for the committee which have been laid down under Article 114.

DIRECTORS’ POWERS

116	The directors’ management powers

	116.1	The directors shall manage the Company’s business. They can exercise all the Company’s powers. But this does not apply where the Articles, or the legislation, say that powers can only be exercised by the shareholders voting to do so at a General Meeting. The general management powers under this Article are not limited in any way by specific powers given to the directors by other Articles.

	116.2	The directors are, however, subject to:

(a) the provisions of the legislation;

(b) the requirements of the Memorandum of Association of the Company and these Articles; and

(c) any regulations laid down by the shareholders by passing a Special Resolution at a General Meeting.

	116.3	However, if any alteration is made to the Memorandum or Articles or the shareholders lay down any regulation relating to something which the directors have already done which was within their powers, such alteration or regulation cannot invalidate the directors’ previous action.

117	The power to appoint attorneys and agents

	117.1	The directors can appoint anyone (including the members of a group which changes over time) as the Company’s attorney or agent by granting a power of attorney or by authorising them in some other way. The directors can decide on the powers, authorities and discretions of attorneys or agents. But they cannot give an attorney or agent any power, authority or discretion which the directors do not have under these Articles. They can revoke or vary any appointment of an attorney or agent.

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	117.2	The directors can decide how long the appointment of an agent or attorney will last for, and they can attach any conditions to it. The appointment can also include any provisions which the directors decide on for the protection and convenience of anybody dealing with the agent or attorney. They can also allow the agent or attorney to delegate any or all of his powers, authorities or discretions to any other person.

	117.3	The directors may:

(a) delegate any of their authority, powers or discretions to any manager or agent of the Company;

(b) allow managers or agents to delegate to other persons;

(c) remove any people they have appointed in any of these ways; and

(d) cancel or change anything that they have delegated, although this will not affect anybody who acts in good faith who has not had any notice of any cancellation or change.

	117.4	Any appointment or delegation which is referred to in this Article 117 can be on any conditions decided on by the directors.

	117.5	The ability of the directors to delegate under this Article 117 applies to all their powers and is not limited because certain Articles refer to powers being exercised by the directors or by a committee authorised by the directors, while other Articles do not.

118	Shares held by the Company

The directors can exercise the voting power of any shares in any company held by the Company. They can decide how to do this. This includes voting for any resolution appointing its members or any of the directors of that company, or voting on or providing for the payment of the directors of that company.

119	Borrowing powers

So far as the legislation allows, the directors may exercise all the powers of the Company:

	(a)	to borrow money;

	(b)	to mortgage or charge all or any of the Company’s undertaking, property (present and future) and uncalled capital;

	(c)	to issue debentures and other securities; and

	(d)	to give security either outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

ALTERNATE DIRECTORS

120	Alternate Directors

	120.1	Any director (other than an alternate director) may appoint any person (including another director) to act in his place (called an alternate director). That appointment requires the approval of the directors, unless the appointment of the appointee as the relevant director’s alternate has previously been approved or the appointee is another director. A director appoints an alternate director by delivering a signed notice to the Company.

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120.2	Except as set out in this Article, an alternate director does not have power to act as a director and is not deemed to be a director for the purposes of these Articles.

120.3	The appointment of an alternate director ends on the expiry of the period for which he was appointed if any has been specified, or on the happening of any event which, if he were a director, would cause him to vacate such office. It also ends if his appointor ceases to be a director, unless that director retires at a General Meeting at which he is elected again. He can resign his office by notice to the Company. A director can also remove his alternate by a written notice delivered to the Company.

120.4	An alternate director is entitled to receive notices of meetings of the directors, or of committees of which his appointor is a member. He is entitled to attend and vote as a director at any such meeting at which the director appointing him is not personally present and generally at such meeting to perform all functions of his appointor as a director. The provisions of the Articles regulating the meeting apply as if he (instead of his appointor) were a director. If he is himself a director or attends any such meeting as an alternate for more than one director, he can vote cumulatively for himself and for each other director he represents but he may not be counted more than once for the purposes of the quorum. An alternate director’s signature to any resolution in writing of the directors is as effective as the signature of his appointor.

120.5	An alternate director is entitled to contract and be interested in and benefit from contracts, transactions or arrangements and be repaid expenses and to be indemnified to the same extent as if he were a director, but is not entitled to receive any pay from the Company as alternate director.

120.6	Except if the Articles say otherwise, an alternate director is responsible for his own acts and defaults. No one else is responsible for him. He is not the agent of the appointing director.

THE COMPANY SECRETARY AND MINUTES

121	The Secretary

	121.1	The Secretary is appointed by the directors. The directors decide on the terms and period of his appointment. The directors may also remove the Secretary, but this does not affect any claim for damages against the Company for breach of any contract of employment he may have.

	121.2	The directors can also appoint one or more people to be deputy or assistant Secretary. The directors decide on the terms and period of their employment. The directors can also remove any deputy or assistant Secretary, but this does not affect any claim for damages against the Company for breach of any contract of service he may have. Anything which the Articles require, or allow, to be done by the Secretary can also be done by any deputy or assistant Secretary.

	121.3	Where the legislation or the Articles require or authorise something to be done by a director and the Secretary, it must not be done by one person alone acting as both a director and as, or in place of, the Secretary.

122	Minutes

The directors must keep minutes of all appointments of officers made by the directors. They must also keep minutes of all shareholders’ meetings, directors’ meetings and meetings of committees of the directors. The minutes must include the names of the directors present. If the minutes appear to be signed by the Chairman of the particular meeting, they are sufficient evidence of the facts they contain.

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THE SEAL

123	The Seal

	123.1	The Seal can only be used with the authority of the directors or of a committee authorised by the directors.

	123.2	The directors can decide who is to sign any document which is sealed using the Seal. Where they do not decide, it can be signed by a director and the secretary or by two directors.

	123.3	The directors can use all the powers given by the legislation relating to official seals for use abroad.

	123.4	The directors can decide to print share or debenture certificates which are sealed with the Seal with a copy of a signature or with no signature at all. The directors can decide this either in relation to a particular certificate, or in general.

AUTHENTICATING DOCUMENTS

124	Establishing that documents are genuine

	124.1	Any director, or the Secretary, has power to authenticate any of the following things, and to certify copies or extracts from them as true copies or extracts:

		(a)	any documents relating to the Company’s constitution;

		(b)	any resolutions passed by the shareholders or by any class of shareholders, or by the directors or by a committee of the directors; and

		(c)	any books, documents, records or accounts which relate to the Company’s business.

	124.2	The directors can also give this power to others. When any books, documents, records and accounts are not kept at the Registered Office, the officer of the Company who holds them is treated as a person who has been authorised by the directors to authenticate any of them, and to provide certified copies or extracts from them.

	124.3	This Article 124.3 applies to a document which appears to be a copy of a resolution or an extract from the minutes of any meeting, and which is certified as a copy or extract as described in Article 124.1 or 124.2. This document is conclusive evidence for anyone who deals with the Company on the strength of the document that:

		(a)	the resolution has been properly passed; or

		(b)	the minutes or extract are a true and accurate record of the proceedings of a valid meeting.

DIVIDENDS

125	Final dividends

As far as the legislation allows, the Company’s shareholders can declare dividends by passing an Ordinary Resolution. No such dividend can exceed the amount recommended by the directors.

126	Interim and fixed dividends

	126.1	As far as the legislation allows, the directors can, if they consider that the profits of the Company justify such payments:

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		(a)	declare and pay interim dividends on shares of any class of such amounts and on such dates and for such periods as they decide; and

		(b)	declare and pay the fixed dividends on any class of shares carrying a fixed dividend on the dates prescribed for the payment of such dividends.

	126.2	No interim dividend can be declared or paid on shares which do not have preferred rights, if at the time of declaration any dividend on shares which have preferred dividend rights is in arrears.

	126.3	If the directors act in good faith, they are not liable to the holders of any shares for any loss they may suffer because a lawful dividend has been paid under this Article on other shares which rank behind their shares.

127	Currency of payment

	127.1	Unless the rights or terms of any shares, or the Articles, say otherwise, a dividend or any other money payable in respect of a share can be declared or paid in whatever currency the directors decide.

	127.2	The directors can decide that a particular Approved Depositary should be able to receive dividends in a currency other than the currency in which it is declared and can make arrangements accordingly. In particular, if an Approved Depositary has chosen or agreed to receive dividends in another currency, the directors can make arrangements with the Approved Depositary for payment to be made to the Approved Depositary for value on the date on which the relevant dividend is paid, or a later date decided on by the directors.

	127.3	When a dividend is to be paid in a currency other than the currency in which it was declared the exchange rate to be used for conversion of the dividend is whatever market rate the directors consider to be appropriate as at the close of business on the last business day before:

		(a)	the date when the directors publicly announce their intention to recommend the particular dividend, if it is a dividend declared by the shareholders passing a resolution at a General Meeting; or

		(b)	the date when the directors declare the particular dividend, in any other case.

	127.4	The decision of the directors regarding the exchange rate is conclusive and binding.

128	Distributions in kind

	128.1	If the directors recommend this, the Company’s shareholders can pass an Ordinary Resolution to direct all or part of a dividend to be paid by distributing specific assets (and in particular paid-up shares or debentures of any other company). The directors must give effect to such resolution.

	128.2	Where any difficulty arises on such a distribution, the directors can settle it as they think appropriate. In particular, they can:

		(a)	issue certificates for fractions, or authorise any person to sell and transfer fractions, or ignore fractions altogether;

		(b)	value assets for distribution purposes;

		(c)	pay cash of a similar value to adjust the rights of shareholders; and/or

		(d)	vest any assets in trustees.

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129	No dividends are payable except out of profits

No dividend can be paid otherwise than out of profits available for distribution under the legislation.

130	Apportioning dividends according to amounts paid up

All dividends will be divided and paid in proportions based on the amounts which have been paid up on the shares during any of the period for which the dividend is paid. Sums which have been paid up in advance of calls do not count as paid up for this purpose. But if the rights or terms of any share say that it will be entitled to a dividend as if it were a fully paid-up, or partly paid-up, share from a particular date (in the past or the future), it will be entitled to a dividend on this basis. This Article applies unless the rights or terms of any shares say otherwise.

131	Deducting amounts owing from dividends and other money

	131.1	If a shareholder owes any money for calls on shares, or money relating in any other way to shares, the directors can deduct any of this money from:

(a) any dividend on any shares held by the shareholder; or

(b) any other money payable by the Company in connection with the shares.

	131.2	Money deducted in this way can be used to pay amounts owed to the Company in connection with the shares.

132	Payments to shareholders

	132.1	Any dividend or other money payable in cash relating to a share (in whatever currency) can be paid by cheque or warrant payable to the shareholder who is entitled to it, and sent to the address recorded for him on the Register, or to someone else named in a written instruction from the shareholder (or from all joint shareholders). In the case of shares held in uncertificated form, such payment can also be made by means of a relevant system. A dividend can also be paid by inter- bank transfer or a similar automated payment method to an account named in a written instruction from the person receiving the payment. Alternatively, a dividend can be paid in some other way authorised by the shareholder (or all joint shareholders).

	132.2	For joint shareholders, the dividend will be paid to the person whose name appears first in the Register. In the case of joint shareholders, or persons jointly and automatically entitled to shares by law, the Company can rely on a receipt for a dividend or other money paid on shares from any one such person.

	132.3	Cheques and warrants are sent, and payment in any other way is made, at the risk of the people who are entitled to the money. The Company is treated as having paid a dividend if such a cheque or warrant is cleared, or if a payment by means of a relevant system or a transfer of funds by a bank is made in accordance with instructions given by the Company.

	132.4	No dividend or other sum payable by the Company on or in respect of any of its shares carries a right to interest from the Company, unless the rights of the shares say otherwise.

	132.5	The directors can pay the dividends or interest relating to a share to the person who is entitled to the share by transmission. He must first produce any certificate or other evidence which he would need to produce when applying to be registered as a shareholder in respect of the share.

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133	Record date

Any dividend on any shares can be paid to the holder or holders of the shares shown on the Register at a particular time on a particular date stated in the resolution passed for payment of the dividend. It will be based on the number of shares registered at that time. This Article applies whether what is being done is the result of a resolution of the directors or a resolution passed at a General Meeting. The date can be before the relevant resolution was passed. This Article does not affect any rights to payments or other benefits on shares as between a person who has transferred the shares and the person who has acquired them.

134	Dividends which are not claimed

	134.1	The directors can invest any dividends or other amounts payable on a share which have not been claimed until the dividends or other amounts are claimed or the directors can use them in any other way for the Company’s benefit until they are claimed.

	134.2	The Company will not be a trustee of the money and will not be liable to pay interest on it. If a dividend has not been claimed for 12 years after the passing of the resolution for payment of that dividend, the Company will no longer have to pay the dividend.

	134.3	The Company can stop paying dividends by cheque or other payment order if cheques or other payment orders for two dividends in a row are sent back or not cashed. It can also stop after one such dividend if it cannot establish a new address for the shareholder after making reasonable enquiries. The Company must start paying dividends in this way again if the shareholder or a person automatically entitled to the shares by law claims a dividend or cashes a dividend cheque or warrant.

CAPITALISING RESERVES

135	Capitalising reserves

	135.1	Without any need of approval from the Company’s shareholders, the directors can change into capital any sum:

(a) which is part of any of the Company’s reserves (including premiums received when any shares were issued, capital redemption reserves or other undistributable reserves); or

(b) which the Company is holding as net profits which are not required for paying any preferential dividend (whether or not available for distribution).

	135.2	The directors can use the sum which is changed into capital by setting it aside for the ordinary shareholders on the Register at the close of business on the date stated in the resolution or fixed as stated in the resolution. The sum set aside can be used to pay up in full shares of the Company and allot such shares and distribute them to shareholders as bonus shares in proportion to their holdings of Ordinary Shares at the time. The shares can be Ordinary Shares or shares of some other class. Alternatively, debentures or other obligations can be allotted in the same way. The sum set aside can also be used for or towards paying up any amounts which are unpaid on partly paid shares held by the ordinary shareholders in the same proportion. A combination of these things can also be done. However, profits which are not available for distribution can only be used to pay up shares to be allotted to shareholders fully paid. This Article is subject to the rights of any existing shares.

	135.3	If any difficulty arises in operating this Article, the directors can resolve it in any way which they decide. For example, they can deal with entitlements to fractions of a share. They can decide that

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the benefit of share fractions belongs to the Company or that share fractions are ignored or deal with fractions in some other way.

135.4	The directors can appoint any person to sign any contract with the Company on behalf of those who are entitled to shares under the resolution. Such a contract is binding on all concerned. The contract can provide for either:

	(a)	allotment of fully paid shares, debentures or other obligations to the shareholders entitled upon capitalisation; or

	(b)	proportional payment by the Company of the amounts unpaid on existing shares.

SCRIP DIVIDENDS AND DIVIDEND REINVESTMENT

136	Shareholders can be offered the right to receive new shares instead of cash dividends

	136.1	The directors can offer Ordinary Shareholders the right to choose to receive new Ordinary Shares, which are fully paid up, instead of all or part of their cash dividend. Before they can do this, the Company’s shareholders must have passed an Ordinary Resolution authorising the directors to make this offer.

	136.2	The Ordinary Resolution can apply to a particular dividend or dividends, or it can apply to some or all of the dividends which may be declared or paid in a specified period.

	136.3	The directors can offer shareholders the right to request new shares instead of cash for:

		(a)	the next dividend; or

		(b)	all future dividends (if a share alternative is made available), until they tell the Company that they no longer wish to receive new shares.

	136.4	The directors can also allow shareholders to choose between these alternatives.

	136.5	A shareholder is entitled to Ordinary Shares whose total relevant value is as near as possible to the cash dividend he would have received but not in excess of it. The relevant value of a share is the average market value of the Company’s Ordinary Shares for the five dealing days starting from, and including, the day when the shares are first quoted “ex-dividend” or a later day chosen by the directors. This average market value is worked out from the average middle market quotations for the Company’s Ordinary Shares on the London Stock Exchange, as published in its Daily Official List.

	136.6	No shareholders will receive a fraction of a share. The directors can decide how to deal with any fraction left over. For example, the directors can decide that:

		(a)	the Company can have the benefit of the left over fractions;

		(b)	the fractions will be retained and accumulated for the benefit of the relevant shareholder (without interest) and later used up in the allotment of fully paid shares by a capitalisation made in the same way as under Article 136.10;

		(c)	the fractions will be accumulated for the benefit of the relevant shareholder (without interest) and later used to acquire further fully paid shares by cash subscription; or

		(d)	the fractions will be paid to the shareholder either at the time of payment of the dividend or at some later time such as when the shareholder transfers his shares.

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	136.7	The directors must notify shareholders in writing of their right to request new shares instead of cash and of the procedure which they must follow in order to exercise this right.

	136.8	The directors can exclude or restrict the right to opt for new shares in the case of shareholders with registered addresses in places other than the United Kingdom or the United States, where they decide that this is necessary or convenient because:

(a) in the absence of a registration statement or other formalities, the offer of this right would be, or might be considered to be, unlawful; or

(b) they consider that compliance with such formalities would be impracticable;

where special formalities would otherwise apply in connection with the offer of new shares.

	136.9	The directors can exclude or restrict the right to opt for new shares in the case of any shareholder who is an Approved Depositary or a nominee for an Approved Depositary. They can do this if the offer or exercise of the right to or by the people on whose behalf the Approved Depositary holds the shares would suffer from legal or practical problems of the kind mentioned in Article 136.8. If other shareholders (other than those excluded under Article 136.8) have the right to opt for new shares, the directors must be satisfied that an appropriate dividend reinvestment plan or similar arrangement is available to a substantial majority of the people on whose behalf the Approved Depositary holds shares or that such arrangements will be available promptly. The first sentence of this Article 136.9 does not apply until the directors are satisfied of this.

	136.10	So far as a shareholder opts to receive new shares, the dividend, or the part of the dividend, on the shares for which he has opted to receive new shares (which are called the elected shares), will not be declared or payable. Instead, new Ordinary Shares will be allotted on the basis set out earlier in this Article 136. To do this the directors will convert into capital the sum equal to the total nominal amount of the new Ordinary Shares to be allotted. They will use this sum to pay up in full the appropriate number of new Ordinary Shares. These will then be allotted and distributed to the holders of the elected shares as set out above. The sum to be converted into capital can be taken from any amount which is then in any reserve or fund (including the share premium account and any capital redemption reserve or any of the Company’s distributable profits). Article 135 applies to this process, so far as it is consistent with this Article 136.

	136.11	The new Ordinary Shares rank equally in all respects with the existing fully paid-up Ordinary Shares at the time when the new Ordinary Shares are allotted. But they are not entitled to share in the dividend from which they arose and do not allow the holder to opt for new shares instead of that dividend.

137	Dividend plans generally

	137.1	The directors can implement and maintain one or more share dividend or distribution reinvestment plans including or instead of offering new shares under Article 136. The terms and conditions of any plan can be decided by the directors, who can change them if they choose. They can decide to make a plan available to some shareholders only, or to part of the dividends only. It is for the directors to decide to suspend or terminate a plan at any time.

	137.2	The terms of a plan can give shareholders the right to:

(a) choose to receive new fully paid shares;

(b) subscribe for cash for unissued shares in the Company, payable in full or by instalments;

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	(c)	apply cash in paying up in full or by instalments any unpaid or partly paid shares held on the terms of the plan;

	(d)	forgo a dividend and receive instead fully paid bonus shares; or

	(e)	accept any other option or participate in any other arrangements thought by the directors to be appropriate.

137.3	This Article 137 is, as regards an offer of new shares instead of a cash dividend, subject to the provisions of Article 136 and of any Ordinary Resolution passed under Article 136.1.

ACCOUNTS

138	Accounting and other records

The directors must make sure that proper accounting records that comply with the legislation are kept to record and explain the Company’s transactions.

139	Location and inspection of records

	139.1	The accounting records must be kept:

		(a)	at the Registered Office; or

		(b)	at any other place which the legislation allows, and the directors decide on.

	139.2	The Company’s officers always have the right to inspect the accounting records.

	139.3	Anyone else (including a shareholder) does not have any right to inspect any books or papers of the Company unless:

		(a)	the legislation or a proper court order gives him that right; or

		(b)	the directors authorise him to do so.

140	Sending copies of accounts and other documents

	140.1	This Article applies to every balance sheet and profit and loss account to be laid before the Company’s shareholders at a General Meeting with any other document which the law requires to be attached to these.

	140.2	Copies of the documents set out in Article 140.1 must be sent to the Company’s shareholders and debenture holders and all other people to whom the Articles, or the legislation, require the Company to send them. This must be done at least 21 days before the relevant General Meeting. But the Company need not send these documents to:

		(a)	shareholders who are sent summary financial statements in accordance with the legislation;

		(b)	more than one joint holder of shares or debentures; or

		(c)	any person for whom the Company does not have a current address.

AUDITORS

141	Appointment of Auditors

	141.1	The appointment, duties and pay of the auditors are governed by the legislation.

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141.2	Subject to the legislation, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, even if he was not properly appointed or he was at the time of his appointment not qualified for appointment or subsequently became disqualified.

141.3	The auditors may speak at any General Meeting on any part of the business of the meeting which concerns them as Auditors.

NOTICES

142	Serving and delivering notices and other documents

	142.1	The Company can serve or deliver any notice or other document, including a share certificate, on or to a shareholder:

		(a)	personally;

		(b)	by posting it in a letter (with postage paid) to the address recorded for him on the Register;

		(c)	by delivering it to that address;

		(d)	by fax (except in the case of a share certificate) to a fax number given by him to the Company;

		(e)	by electronic communication (except in the case of a share certificate);

		(f)	as authorised in writing by the relevant shareholder; or

		(g)	through CREST, where the notice or document relates to uncertificated shares.

	142.2	However, these Articles do not affect any provision of the legislation requiring offers, notices or documents to be served in a particular way.

	142.3	Where the Articles or the rights of any shares allow notices to be given to shareholders by advertisement, the notice must be published as set out in this Article. A notice in the United Kingdom must be published in at least two national newspapers. A notice in the United States must be published in The Wall Street Journal and The New York Times or such other newspapers published in the United States as the directors consider to be appropriate.

143	Notices to joint holders

When a notice or document is to be given to joint shareholders it shall be given to the joint shareholder who is listed first on the Register for the share or shares, but ignoring any joint shareholder without a United Kingdom or United States address. A notice given in this way is treated as given to all of the joint holders.

144	Notices for shareholders with foreign addresses

This Article applies to a shareholder whose address on the Register is outside the United Kingdom or the United States. He can give the Company a United Kingdom or United States address where notices or documents can be given to him. If he does, he is entitled to have notices or documents given to him at that address. Otherwise, he is not entitled to receive any notices from the Company.

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145	Shareholders attending meetings

A shareholder who attends any shareholders’ meeting is considered to have received notice of that meeting and, if required, of the purpose for which it was called. This applies to a shareholder who attends in person or by proxy.

146	When notices are served

It is conclusive evidence that a notice or other document has been given if it is shown that:

(a) the envelope containing the notice or document was properly addressed; and

(b) it was put into the postal system with postage paid.

Letters sent by first class post from and to addresses in the United Kingdom or from and to addresses in the United States are treated as given the day after posting. In all other cases, letters are treated as having been given on the third day after posting.

A notice given by fax is treated as being served or delivered the day after the fax was sent.

A notice given by electronic communication is treated as being served or delivered when it is sent.

A notice sent through CREST is treated as being served or delivered when the Company or any CREST participant acting for the Company, sends the instruction relating to the notice.

A notice or document served or delivered by the Company by any other means authorised in writing by a shareholder is treated as being served or delivered when the Company has done what it was authorised to do by that shareholder for service or delivery.

147	Serving notices and documents on shareholders who have died or are bankrupt

This Article applies where a shareholder has died, or become bankrupt or is in liquidation, or suffers from mental disorder but is still registered as a shareholder. It applies whether he is registered as a sole or joint shareholder. A person who is automatically entitled to such shareholder’s shares by law and who proves this to the reasonable satisfaction of the directors can give a United Kingdom address for service of notices and documents. If this is done, notices and documents must be sent to that address. Otherwise, if any notice, or other document, is served on the shareholder named on the Register, or sent to him in accordance with the Articles, this will be valid despite his death, bankruptcy or liquidation or mental disorder. This applies even if the Company knew about these things. If notices or documents are served or sent in accordance with this Article, there is no need to send them to, or serve them in any other way on any other people who may be involved.

148	Notices to predecessors

Anyone who becomes entitled to a share is bound by any notice in respect of that share which was properly given to a person from whom he derives his title before his name is entered in the Register. This does not apply to a direction notice under Article 75.

149	Notices to directors

The Company can give any notice or other document to a director:

(a) personally; or

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	(b)	by posting it in a letter (with postage paid) to the address given by him to the Company for this purpose; or

	(c)	by delivering it to that address; or

	(d)	by faxing it to the number given by him to the Company for this purpose; or

	(e)	by electronic communication to an electronic address given by him to the Company for this purpose.

150	Notices to the Company

Anyone can serve any summons, notice, order or other document on the Company or any officer of the Company:

	(a)	by posting it in a letter (with postage paid) to the Company or any officer of the Company at the Registered Office; or

	(b)	by delivering it to that address.

WINDING UP

151	Directors’ power to petition

The directors can present a petition to the Court in the name and on behalf of the Company for the Company to be wound up.

152	Distribution of assets in kind

	152.1	If the Company is wound up (whether the liquidation is voluntary, under supervision of the Court, or by the Court) the liquidator can, with the authority of an Extraordinary Resolution passed by the shareholders, divide among the shareholders in kind the whole or any part of the assets of the Company. This applies whether the assets consist of property of one kind or different kinds. For this purpose, the liquidator can set such value as he considers fair upon any property and decide how such division is carried out as between shareholders or different groups of shareholders. The liquidator can also, with the authority of an Extraordinary Resolution passed by the shareholders, transfer any part of the assets to trustees upon such trusts for the benefit of shareholders as the liquidator decides. The liquidation of the Company can then be closed and the Company dissolved. However, no past or present shareholder can be compelled to accept any shares or other property under this Article which carries a liability.

	152.2	The power of sale of a liquidator includes a power to sell wholly or in part for shares or debentures or other obligations of another company, whether it is already in existence or is about to be formed for the purpose of the sale.

DESTROYING DOCUMENTS

153	Destroying documents

	153.1	Provided that it complies with the rules (as defined in the CREST Regulations) which apply to shares held in uncertificated form, the Company can destroy:

		(a)	all transfer forms for shares, and documents sent to support a transfer, and any other documents which were the basis for making an entry on the Register, after six years from the date of registration;

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	(b)	all dividend payment instructions and notifications of a change of address or name, after two years from the date these were registered;

	(c)	all cancelled share certificates, after one year from the date they were cancelled;

	(d)	all paid dividend warrants and cheques, after one year from the date of payment; and

	(e)	all proxy forms, after one year from the poll at which they were used or after one month from the meeting to which they relate if there was no poll.

153.2	If the Company destroys a document in accordance with Article 153.1, it is conclusively treated as having been a valid and effective document in accordance with the Company’s records relating to the document. Any action of the Company in dealing with the document in accordance with its terms before it was destroyed is conclusively treated as properly taken. This Article only applies to documents which are destroyed in good faith and if the Company is not on notice of any claim to which the document may be relevant.

153.3	This Article does not make the Company liable:

	(a)	if it destroys a document earlier than referred to in Article 153.1; or

	(b)	if the Company would not be liable if this Article did not exist.

153.4	This Article applies whether a document is destroyed or disposed of in some other way.

INDEMNITY AND INSURANCE

154	Indemnity

	154.1	So far as the legislation allows, every director, Secretary or other officer of the Company shall be indemnified by the Company out of its own funds against all costs, charges, losses, expenses and liabilities incurred by him:

		(a)	in performing his duties; and/or

		(b)	in exercising his powers; and/or

		(c)	in supposedly doing any of these things; and/or

		(d)	otherwise in relation to or in connection with his duties, powers or office.

	154.2	So far as the legislation allows, every director, Secretary or other officer of the Company is exempted from any liability to the Company where that liability would be covered by the indemnity in Article 154.1.

155	Insurance

	155.1	For the purpose of this Article each of the following is a Relevant Company:

		(a)	the Company;

		(b)	any holding company of the Company;

		(c)	any body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest, whether direct or indirect; and

		(d)	any body, whether or not incorporated, which is in any way allied to or associated with the Company, or any subsidiary of the Company or such other body.

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155.2	Without limiting Article 154 in any way, the directors can arrange for the Company to purchase and maintain insurance for or for the benefit of any persons who are or were at any time:

	(a)	directors, officers or employees of any Relevant Company; or

	(b)	trustees of any pension fund or employees’ share scheme in which employees of any Relevant Company are interested.

155.3	This includes, for example, insurance against any liability incurred by such persons for any act or omission:

	(a)	in performing their duties; and/or

	(b)	in exercising their powers; and/or

	(c)	in supposedly doing any of these things; and/or

	(d)	otherwise in relation to their duties, powers or offices.

FURTHER PROVISIONS ON SHARES HELD IN UNCERTIFICATED FORM

156	Holding shares in uncertificated form

	156.1	Subject to the Articles and legislation, the directors can decide that any class of shares can be held in uncertificated form and that title to such shares can be transferred by means of a relevant system, and the directors may make arrangements for any class of shares to be held and transferred in this form. The directors can also decide that shares of any class must cease to be held and transferred in uncertificated form.

	156.2	Shares held in uncertified form may be changed to become shares held in certificated form and shares held in certificated form may be changed to become shares held in uncertificated form, provided the requirements of the CREST regulations are met.

157	Predominance of CREST Regulations

The provisions of these Articles do not apply to shares of any class which are held in uncertificated form to the extent that the Articles are inconsistent with:

		(a)	the holding of shares of that class in uncertificated form;

		(b)	the transfer of title to shares of that class by means of a relevant system; or

		(c)	any provision of the CREST Regulations.

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GLOSSARY

About the glossary

This glossary is to help readers understand the Company’s Articles of Association. Words are explained as they are used in the Articles - they might mean different things in other documents. The glossary is not legally part of the Articles, and it does not affect their meaning. The definitions are intended to be a general guide - they are not precise. Words which are printed in bold in a definition have their own definition in the glossary.

abrogate If the special rights of a share are abrogated, they are cancelled or withdrawn.

adjourn Where a meeting breaks, to be continued at a later time or day, at the same or a different place.

allot When new shares are allotted, they are set aside for the person they are intended for. This will normally be after the person has agreed to pay for a new share, or has become entitled to a new share for any other reason. As soon as a share is allotted, that person gets the right to have his name put on the register of shareholders. When he has been registered, the share has also been issued.

asset Anything which is of any value to its owner.

attorney An attorney is a person who has been appointed to act for another person. The person is appointed by a formal document, called a power of attorney.

automatically entitled to a share by law In some situations, a person will be entitled to have shares which are registered in somebody else’s name registered in his own name, or he can require the shares to be transferred to another person. When a shareholder dies, or the sole survivor of joint shareholders dies, his personal representatives have this right. If a shareholder is made bankrupt, his trustee in bankruptcy has the right.

beneficial interest The person to whom something really belongs has the beneficial interest in it. This person may not be the registered (or “legal” owner) of the thing. For example, if a parent holds shares for his or her child, the child is the beneficial owner, and the parent is the legal owner. See also trustee.

brokerage Commission which is paid to a broker by a company issuing shares, where the broker’s clients have applied for shares.

call A call to pay money which is due on shares which has not yet been paid. This happens if the Company issues shares which are partly paid, where money remains to be paid to the Company for the shares. The money which has not been paid can be called for. If all the money to be paid on a share has been paid, the share is called a fully paid share.

capitalise To convert some or all of the reserves of a company into capital (such as shares).

capital redemption reserve A reserve of funds which a company may have to set up to keep its capital base when shares are redeemed or bought back.

charge See lien and charge.

company representative If a company owns shares, it can appoint a company representative to attend a shareholders’ meeting to speak and vote for it.

consolidate When shares are consolidated, they are combined with other shares - for example every three £1 shares might be consolidated into one new £3 share.

debenture A typical debenture is a long-term borrowing by a company. The loan usually has to be repaid at a fixed date in the future, and carries a fixed rate of interest.

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declare When a dividend is declared, it becomes due to be paid.

dividend warrant A dividend warrant is similar to a cheque for a dividend.

documents of title The documents which show that a person owns something (for example, a share certificate).

equity securities For section 89 of the Companies Act this means all the shares of a company except:

(a)	shares which only have a limited right to share in the company’s income or assets;

(b)	shares held as a result of share schemes for employees (such as profit sharing schemes);

(c)	some shares held by the founders of the company; and

(d)	bonus shares issued when the company capitalises reserves.

Also included are securities which can be converted into such shares, or which allow their holder to subscribe for such shares.

ex-dividend When a share goes ex-dividend, a person who buys it will not be entitled to the dividend which has been declared shortly before he bought it. When a share has gone ex- dividend, the seller is entitled to this dividend, even though it will be paid after he has sold his share.

executed A document is executed when it is signed, or sealed or made valid in some other way.

exercise When a power is exercised, it is put to use.

forfeit When a share is forfeited it is taken away from the shareholder and goes back to the Company. This process is called “forfeiture”. This can happen if a call on a partly paid share is not paid on time.

fully paid shares When all of the money which is due to the Company for a share has been paid, a share is called a fully paid share.

good title If a person has good title to a share, he owns it outright.

holding company A company which controls another company (for example by owning a majority of its shares) is called the holding company of that other company. The other company is the subsidiary of the holding company.

indemnity If a person gives another person an indemnity, he promises to make good any losses or damage which the other might suffer. The person who gives the indemnity is said to “indemnify” the other person.

in issue See issue.

instruments Formal legal documents.

issue When a share has been issued, everything has been done to make the shareholder the owner of the share. In particular, the shareholder’s name has been put on the register of shareholders. Existing shares which have been issued and not cancelled are in issue.

liabilities Debts and other obligations.

lien and charge Where the Company has a lien and charge over shares, it can take the dividends, and any other payments relating to the shares which it has a charge over, or it can sell the shares, to repay the debt and so on.

members Shareholders.

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nominal amount or value The value of the share in the Company’s accounts. The nominal value of the £1 Ordinary Shares is £1. This value is shown on the share certificate for a share in certificated form. When the Company issues new shares this can be for a price which is at a premium to the nominal value. When shares are bought and sold on the stock market this can be for more, or less, than the nominal value. The nominal value is sometimes also called the “par value”.

office copy An exact copy of an official document, supplied by the office which holds, or issued, the original.

Ordinary Resolution A decision reached by a simple majority of votes - that is by more than 50 per cent of the votes cast.

paid up If no money remains to be paid on a share, it is said to be paid up.

partly paid shares If any money remains to be paid on a share, it is said to be partly paid. The unpaid money can be “called” for.

personal representatives A person who is entitled to deal with the property (the estate) of a person who has died. If the person who has died left a valid will, the will appoints executors who are personal representatives. If the person died without a will, the courts will appoint one or more administrators to be the personal representatives.

poll On a poll vote, the number of votes which a shareholder has will depend on the number of shares which he owns. An Ordinary Shareholder has one vote for each share he owns. A poll vote is different to a show of hands vote, where each person who is entitled to vote has just one vote, however many shares he owns.

power of attorney A formal document which legally appoints one or more persons to act on behalf of another person.

pre-emption rights The right of some shareholders which is given by the Companies Act to be offered a proportion of certain classes of newly issued shares and other securities before they are offered to anyone else. This offer must be made on terms which are at least as favourable as the terms offered to anyone else.

premium If the Company issues a new share for more than its nominal value (for example because the market value is more than the nominal value), the amount above the nominal value is the premium.

proxy A proxy is a person who is appointed by a shareholder to attend a meeting and vote for that shareholder. A proxy is appointed by using a proxy form. A proxy does not have to be a shareholder. A proxy can only vote on a poll, and not on a show of hands.

proxy form A form which a shareholder uses to appoint a proxy to attend a meeting and vote for him. The proxy form must be delivered to the Company before the meeting to which it relates.

quorum The minimum number of shareholders who must be present before a meeting can start. When this number is reached, the meeting is said to be quorate.

rank or ranking When either capital or income is distributed to shareholders, it is paid out according to the rank (or ranking) of the shares. For example, a share which ranks before (or above) another share in sharing in the Company’s income is entitled to have its dividends paid first, before any dividends are paid on shares which rank below (or after) it. If there is not enough income to pay dividends on all shares, the available income must be used first to pay dividends on shares which rank first, and then to shares which rank below. The same applies for repayments of capital. Capital must be paid first to shares which rank first in sharing in the Company’s capital, and then to shares which rank below.

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recognised clearing house A clearing house which has been authorised to carry on business by the UK authorities. A clearing house is a central computer system for settling transactions between members of the clearing house.

recognised investment exchange An investment exchange which has been officially recognised by the UK authorities. An investment exchange is a place where investments, such as shares, are traded. The London Stock Exchange is a recognised investment exchange.

redeem and redemption When a share is redeemed, it goes back to the Company in return for a sum of money (the redemption price) which was fixed before the share was issued. This process is called redemption. A share which can be redeemed is called a redeemable share.

relevant securities Any shares of a company, except shares held as a result of share schemes for employees (such as profit sharing schemes) and some shares held by the founders of the company. Also included are any securities which can be converted into such shares, or which allow their holders to subscribe for such shares.

relevant system A computer based system and procedures enabling title to shares to be evidenced and transferred without a written instrument, currently operated by CrestCo.

renunciation Where a share has been allotted, but nobody has been entered on the share register for the share, it can be renounced to another person. This transfers the right to have the share registered to another person. This process is called renunciation.

requisition of a meeting A formal process which shareholders can use to call a meeting of shareholders. Generally speaking the shareholders who want to call a meeting must hold at least 10 per cent of the issued shares.

reserve fund A fund which has been set aside in the accounts of a company - profits which are not paid out to shareholders as dividends, or used up in some other way, are held in a reserve fund by the company.

retire by rotation At every Annual General Meeting a proportion of the directors retires in turn. This gives the shareholders the chance to confirm their appointments by voting on whether to re-elect them.

revoke To withdraw, or cancel.

rights issue A way by which companies raise extra share capital. Usually the existing shareholders will be offered the chance to buy a certain number of new shares, depending on how many they already have. For example, shareholders may be offered the chance to buy one new share for every four they already have.

share premium account If a new share is issued by the Company for more than its nominal value (because the market value is more than the nominal value) then the amount above the nominal value is the premium, and the total of these premiums is held in a reserve fund (which cannot be used to pay dividends) called the share premium account.

Special Resolution A decision reached by a majority of at least 75 per cent of votes cast. Shareholders must be given at least 21 days’ notice of any Special Resolution.

special rights These are the rights of a particular class of shares, as distinct from rights which apply to all shares generally. Typical examples of special rights are where the shares rank, their rights to sharing in income and assets and voting rights.

statutory declaration A formal way of declaring something in writing. Particular words and formalities must be used - these are laid down by the Statutory Declarations Act of 1835.

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subscribe for shares To agree to take new shares in a company (usually for a cash payment).

subdividing shares When shares are subdivided they are split into shares which have a smaller nominal amount. For example, a £1 share might be subdivided into two 50p shares.

subject to Means that something else has priority, or prevails, or must be taken into account. When a statement is subject to another statement this means that the first statement must be read in the light of the other statement, which will prevail if there is any conflict.

subscribers to shares The people who first buy the shares.

subsidiary A company which is controlled by another company (for example because the other company owns a majority of its shares) is called a subsidiary of that company.

subsidiary undertaking This is a term used by the Companies Act. It is a wider definition than subsidiary. Generally speaking it is a company which is controlled by another company because the other company:

(a)	has a majority of the votes in the company either alone, or acting with others;

(b)	is a shareholder who can appoint or remove a majority of the directors; or

(c)	can exercise dominant influence over the company because of anything in the company’s memorandum or articles, or because of a certain kind of contract.

trustees People who hold property of any kind for the benefit one or more other people under a kind of arrangement which the law treats as a trust. The people whose property is held by the trustees are called the beneficial owners.

underwrite A person who agrees to buy new shares if they are not bought by other people underwrites the share offer.

unincorporated associations Associations, partnerships, societies and other bodies which the law does not treat as a separate legal person to their members.

warrant See the definition of dividend warrant.

wind up The formal process to put an end to a company. When a company is wound up its assets are distributed. The assets go first to creditors who have supplied property and services, and then to shareholders. Shares which rank first in sharing in a company’s assets will receive any funds which are left over before any shares which rank after (or below) them.

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153	Destroying documents	52

154	Indemnity	53

155	Insurance	53

156	Holding shares in uncertificated form	54

157	Predominance of CREST Regulations	54